Table of Contents

FORM 1-A

Regulation A Offering Statement

Part II – Offering Circular

Post-Qualification Amendment No. 1

AHP Title Holdings LLC

440 S. LaSalle Street, Suite 1110

Chicago, Illinois 60605

(866) AHP-TEAM

www.ahptitle.com

June 23, 2022

This Offering Circular Follows the Form 1-A Disclosure Format

AHP Title Holdings LLC is a limited liability company organized under the laws of Delaware, which we refer to as the “Company.” The Company is offering to sell up to $75,000,000 of limited liability company interests designated as “Shares” of “Series A Preferred Stock.” The initial fixed price of the Series A Preferred Stock is $10.00 per Share and the minimum initial investment is $100 (10 Shares).

We are selling these securities directly to the public through our website, www.AHPTitle.com, which we refer to as the “Platform.” Currently, we are not using a placement agent or a broker and we are not paying commissions to anyone.

	Price to Public	Commissions	Proceeds to Issuer	Proceeds to Others
Each Share of Series A Preferred Stock	$10.00	Zero	$10.00	Zero
Total	$75,000,000	Zero	$75,000,000	Zero

We might change the fixed price of the Series A Preferred Stock in the future, but only as permitted by law and by following the SEC’s rules and regulations. See “Securities Being Offered – Price of Series A Preferred Stock.

We refer to the offering of Series A Preferred Stock pursuant to this Offering Circular as the “Offering.” The Offering was qualified by the Securities and Exchange Commission (the “SEC”) on September 30, 2021 and will end on the sooner of (i) the date we have sold $75,000,000 of Series A Preferred Stock; (ii) a date determined by the Company; or (iii) the date the Offering is required to terminate by law (which in no event will be later than three years from the date of Offering Statement qualification).

As of December 31, 2021, we have raised $334,354 in the Offering.

The purchase of these securities involves a high degree of risk. Before investing, you should read this whole Offering Circular, including “Risks of Investing” starting on page 6.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING. NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV. FOR MORE INFORMATION, SEE “Limits on How Much Non-Accredited Investors Can Invest.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION UNIFORM LEGEND:

YOU SHOULD MAKE YOUR OWN DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. YOU SHOULD BE AWARE THAT YOU WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Table of Contents

SUMMARY OF OUR BUSINESS AND THE OFFERING	1
Summary of Our Business	1
Title Insurance	1
Mortgage Loans	1
Credit improvement loans	2
Rehabilitation of Housing with Dove Street Housing Foundation	2
Summary of the Offering	3
RISKS OF INVESTING	4
No Guaranty of Distributions	4
We Are a Newly Formed Business With No Operating History	4
We Own No Mortgage Loans and Have No Customers	4
Ability to Execute Our Growth Strategy	4
Competition	5
We Need to Innovate in the Title Business, but Innovation Carries Risks	5
We Depend On Our Management Team And Will Need To Fill Key Positions	5
We Rely on a Small Group of Employees	5
We are Not Yet Licensed in Mississippi	5
Risk of Regulation	5
Title Insurance Licenses	5
Licensing Requirements Applicable to Our Mortgage Loan Business	6
Underwriting Standards	6
Risks Related to “In-Sourcing”	6
Geographic Concentration	6
Risks Relating to Technology	7
Risks Relating to Personally Identifiable Information	7
Pricing of Loans	7
Pricing of Title Insurance Premiums	7
Incomplete Due Diligence on Loans	7

i

Incomplete Due Diligence on Title Policies	7
Reliance on Third Parties	7
Arbitrary Pricing	8
Need For Additional Capital	8
New Securities Could have Superior Rights	8
Risks Associated with Leverage	8
Competing Objectives	8
Limitation on Rights in LLC Agreement	8
Limitation on Rights in Investment Agreement	9
Forum Selection Provision	9
Waiver of Right to Jury Trial	10
Conflicts of Interest	10
Uninsured Losses	10
No Market for the Series A Preferred Stock; Limits on Transferability	10
Early Payment	11
Our Track Record Does not Guaranty Future Performance	11
Risk of Failure to Comply with Securities Laws	11
Investors Can’t See Our Actual Investments Before Investing	11
The Company Stands On Its Own	11
Breaches of Security	11
OUR COMPANY AND BUSINESS	12
Overview	12
Our Mortgage Loan Business	12
Summary	12
Restrictions on Loans	14
Investment Strategy for Non-Performing Loans	14
The Bidding Process	15
Resolutions	16
Leverage	16
Loan Servicing	16
California Affordable Housing Project	17
Key Positions	18
The Trust	18

ii

Revenue and Expenses	19
Factors Likely to Impact our Mortgage Loan Business	20
Steps to Engage in Business	20
Government Regulation	20
Our Management Team’s Experience in this Business	21
Our Title Insurance Business	22
What is Title Insurance?	22
The Title Insurance Market	23
How We Plan to Disrupt the Title Insurance Industry	24
Purchase of Gulf Coast Title	24
Target Market	25
Competition	25
Customer Acquisition Strategy	25
Capital Requirements	25
Surplus Notes	25
Factors Likely to Affect our Title Insurance Business	26
Continuing Role of ANTIC	26
Key Positions	27
Revenue and Expenses	27
Steps to Engage in Business	28
Government Regulation	28
Our Credit Improvement Loan Business	29
What is a credit improvement loan?	29
How Big is the Market?	29
Our Customer Acquisition Strategy	29
Competition	30
Leverage	30
Factors Likely to Affect our Credit Improvement Business	30
Key Positions	30
Revenue and Expenses	30
Steps to Engage in Business	31
Government Regulation	31
Rehabilitation of Property with Dove Street	31
Dove Street and the Dove Street Partnership	31
The Company’s Role in the Partnership	32
Leverage	32
Offices and Employees	32
Offices	32
Employees	32

iii

SECURITIES BEING OFFERED	33
Description of Securities	33
Price of Series A Preferred Stock	33
Voting Rights	33
Distributions	33
Term of Series A Preferred Stock	34
How We Decide How Much To Distribute	34
Withholding	34
No Guaranty	34
Transfers	34
Mandatory Withdrawals	35
Limited Right of Liquidity	35
LIMIT ON AMOUNT A NON-ACCREDITED INVESTOR CAN INVEST	37
THE OFFERING	39
HOW TO INVEST	40
USE OF PROCEEDS	41
SUMMARY OF LLC AGREEMENT	42
Formation and Ownership	42
Classes of Ownership	42
Management; Voting Rights	42
Exculpation, Limitation of Liability and Indemnification of Directors and Officers	43
Obligation to Contribute Capital	43
Personal Liability	43
Death, Disability, Etc.	43
“Drag-Along” Right	44
Rights to Information	44
Electronic Delivery	44
Amendment	44

iv

FEDERAL INCOME TAX CONSEQUENCES	45
Classification as a Partnership	45
Federal Income Taxation of the Company and its Owners	45
Deduction of Losses	45
Tax Basis	45
20% Deduction for Pass-Through Entities	46
Limitations of Losses to Amounts at Risk	46
Limitations on Losses From Passive Activities	46
Limitation on Capital Losses	47
Limitation on Investment Interest	47
Treatment of Liabilities	47
Allocations of Profits and Losses	47
Sale or Exchange of Series A Preferred Stock	47
Treatment of Distributions	48
Alternative Minimum Tax	48
Taxable Year	48
Section 754 Election	48
Unrelated Business Taxable Income for Tax-Exempt Investors	48
Tax Returns and Tax Information; Audits; Penalties; Interest	48
Other Tax Consequences	49
MANAGEMENT DISCUSSION	50
Operating Results	50
Liquidity and Capital Resources	50
Plan of Operation	50
Trend Information	50

v

DIRECTORS, OFFICERS, AND SIGNIFICANT EMPLOYEES	51
Names, Ages, Etc.	51
Business Experience	51
Family Relationships	53
Ownership of Related Entities	53
Legal Proceedings	53
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	54
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	55
RELATED PARTY TRANSACTIONS	55
FINANCIAL STATEMENTS	56
GLOSSARY OF DEFINED TERMS
SIGNATURES

vi

SUMMARY OF OUR BUSINESS AND THE OFFERING

Summary of Our Business

“We bring social responsibility, innovation, and a willingness to do-the-right-thing to title insurance, an industry dominated by four companies comfortable with the status quo and unmotivated to adopt new technologies for needed change. This will be our most significant advantage.” Jorge P. Newbery, CEO

As currently planned, our business will have four complementary components:

•	Title Insurance

•	Mortgage Loans

•	Credit Improvement Loans

•	Rehabilitation of Housing

Title Insurance

Title insurance is a $16.4 billion industry in the United States. Yet the industry has seen little innovation for decades. Over 85% of the industry is controlled by four very profitable companies with little incentive to change.

We believe the industry is ripe for disruption. The Company was formed to develop state-of-the-art automated underwriting tools, online closing platforms, and artificial intelligence. We believe our technology will offer a faster, more efficient, digital title, closing, mortgage and real estate experience for mortgage lending, mortgage refinance, and real estate buying and selling.

The title insurance business will be conducted by the Company’s wholly-owned subsidiary, AHP Title Insurance Company Inc. (“AHP Title Insurance”) a title insurance company headquartered in Illinois and organized under the law of Mississippi.

Mortgage Loans

The Company and AHP Title Insurance will invest in debt instruments, typically first- and second-position residential mortgages, where the debt is secured by a physical asset, typically a house. We refer to these debt instruments as “Mortgage Loans.”

The Company itself intends to invest primarily in non-performing or under-performing Mortgage Loans, meaning Mortgage Loans that are delinquent. AHP Title Insurance, on the other hand, will invest primarily in Mortgage Loans that have either never been in default or were once in default but have been performing for at least 12 months. However, AHP Title Insurance might also invest in non-performing or under-performing Mortgage Loans backed by government agencies such as the Federal Housing Administration (FHA), Veterans Administration (VA) and the United States Department of Agriculture (USDA).

After buying a non-performing or under-performing Mortgage Loan, we will contact the borrower to understand the situation (e.g., why the loan is in default) and try to reach a mutually acceptable resolution. One of five things typically happens:

1)	The borrower refinances the Mortgage Loan and stays in the house.

2)	We accept a discounted lump sum in full settlement of the Mortgage Loan and the borrower stays in the house.

3)	We modify the terms of the Mortgage Loan and the borrower stays in the house.

4)	The borrower cannot afford to stay in the house or doesn’t want to. In that case, we take ownership of the house (typically through foreclosure or a deed in lieu of foreclosure) and sell it.

5)	From time to time, we sell Mortgage Loans to other investors.

1

We will make a profit if:

•	The proceeds we receive from the sale or other dispositions of Mortgage Loans or real estate (where we have foreclosed on a Mortgage Loan), plus any payments we receive from borrowers, plus any payments we receive from a government agency (for example, where a government agency has guaranteed all or a portion of a Mortgage Loan); exceeds

•	The price we paid for the Mortgages in the first place, plus all our expenses (e.g., operating costs and legal fees).

With performing Mortgage Loans, we will make a profit if the total amount we receive in repayment of the Mortgage Loans and the proceeds of any sales of Mortgage Loans exceeds our cost of capital in buying the Mortgage Loans.

Credit Improvement Loans

Both the Company and AHP Title Insurance will invest in so-called “credit improvement loans” to consumers.

In the typical scenario, the Company and AHP Title Insurance will provide capital to lend money to a consumer with a low or no credit score. The loan proceeds will be deposited in an account at a bank or other financial institution where AHP Title Insurance has a security interest, providing 100% security for the principal of the loan. The consumer will repay the loan, plus interest, from his or her other income. Repayment of the loan is reported to credit bureaus and, if the loan is repaid in a timely manner, the consumer will likely improve his or her credit score. In addition, once the loan is repaid, the consumer keeps the money in the account, which could be used for a down payment on a house, for instance.

Rehabilitation of Housing with Dove Street Housing Foundation

The Company is a limited partner in DS Housing AHP Title Holdings LP, a California limited partnership, formed to buy, rehabilitate, market, lease, and/or sell affordable housing units and real estate (the “Dove Street Partnership”). The general partner of the Dove Street Partnership is Dove Street Housing Foundation, a California nonprofit public benefit corporation. The Dove Street Partnership qualifies as an “eligible bidder” for purposes of developing and preserving affordable housing and real estate in California.

The Partnership will bid on properties identified as prime “evict and rehabilitate” opportunities with an expected hold time of 9-12 months. The Partnership may also bid on properties to buy and resell without any rehabilitation. We expect that the Partnership will acquire properties and invest approximately $30 million over the next two years, all funded by the Company (and in the Company’s discretion).

2

Summary of the Offering

In this Offering, the Company is offering to sell up to $75,000,000 of its Series A Preferred Stock to the public. We refer to anyone who purchases Shares of Series A Preferred Stock in the Offering as an “Investor.”

If the Company has money after paying all of its expenses (and establishing appropriate reserves for future obligations), it intends to distribute that money to its stockholders. Distributions to Investors will be governed by the Authorizing Resolution that establishes the Series A Preferred Stock. Under the terms of the Authorizing Resolution, while any Share of Series A Preferred Stock remains outstanding, any distributions by the Company must be made in the following order of priority:

•	First, to Investors until they have received a compounded return of 7% per year on their invested capital.

•	Second, any remaining funds will be distributed to Investors until they have received a return of all their invested capital.

•	Third, any remaining funds after Investors have received their 7% annual return and all of their invested capital will be retained by the Company’s common stockholder(s) (its management).

After receiving their compounded return of 7% per year and a full return of their invested capital, Investors will have no further interest in the Company and their Shares of Series A Preferred Stock will be canceled.

EXAMPLE: Suppose Investors had contributed $10M to the Company (by purchasing Shares) and at the end of the first year the Company distributed $2.1M. Investors would receive $700,000 as a 7% return and $1.4M as a return of capital. As of the first day of the second year Investors would have $8.6M of capital remaining.

EXAMPLE: Suppose that at the end of the second year the Company distributed $4.3M. Investors would receive $602,000 as a 7% return (7% of $8.6M) and $3,698,000 as a return of capital. As of the first day of the second year Investors would have $4,902,000 of capital remaining.

EXAMPLE: Suppose that at the end of the third year the Company distributed $5.7M. Investors would receive $343,140 as a 7% return and $4,902,000 as a return of capital. The remaining $454,860 would be distributed to the Common’s common stockholders and Investors would no longer have any interest in the Company.

NOTE: The foregoing describes only the order in which distributions will be made under the terms of the Authorizing Resolution to the extent there are any distributions – it is not a guaranty that the Company will generate sufficient income to make any distributions. There is no guaranty that we will earn enough profit to distribute a 7% return to Investors, or even to return their capital. The Company has not yet commenced operations, has not generated profits, and may be unable to pay any distributions.

The Company will try to make distributions sufficient to return to Investors all of their capital no later than the fifth anniversary of the purchase date, assuming there is sufficient cash flow. However, Investors might receive their capital sooner, later, or not at all.

THAT WAS ONLY A SUMMARY

PLEASE READ THE OTHER SECTIONS OF THIS OFFERING CIRCULAR
CAREFULLY FOR MORE INFORMATION

3

RISKS OF INVESTING

Buying our Series A Preferred Stock is speculative and involves significant risk, including the risk that you could lose some or all of your money. This section describes some of the most significant factors that make the investment risky. The order in which these factors are discussed is not intended to suggest that some factors are more important than others.

No Guaranty of Distributions: When you buy a certificate of deposit from a bank, the federal government (through the Federal Deposit Insurance Corporation) guaranties you will get your money back. Buying the Series A Preferred Stock of the Company is not like that at all. The ability of the Company to make the distributions you expect, and ultimately to give you your money back, depends on a number of factors, including some beyond its control. Nobody guaranties that you will receive distributions.

We Are a Newly Formed Business With No Operating History: Although our management team is composed of experienced title insurance, mortgage investment, loan servicing, and real estate professionals, the Company itself is a start-up business with no operating history, minimal operating capital, and no significant assets or revenues. Like any start-up, the Company will face a number of challenges, including:

•	Developing a reputation and brand identity

•	Hiring and retaining qualified personnel

•	Raising capital

•	Controlling costs

•	Responding effectively to the offerings of existing and future competitors

•	Managing growth and expansion

•	Implementing adequate accounting, financial and other systems and controls

We Own No Mortgage Loans and Have No Customers: As of the date of this Offering Circular the Company does not own any Mortgage Loans, has not made any credit improvement loans, and has no title insurance customers.

Ability to Execute Our Growth Strategy: The Company was formed to develop state-of-the-art automated underwriting tools, online closing platforms, and artificial intelligence and thereby disrupt the title insurance business. However, there is no assurance that we will be able to do so, or at least not on a cost-effective basis.

4

Competition: We will compete with many companies to acquire Mortgage Loans, make credit improvement Loans, and sell title insurance. The business of purchasing and servicing non-performing loans is fragmented, with many small players, while the title insurance business is dominated by four very large companies with national reach, entrenched relationships, and marketing budgets of nine figures, as well as a group of smaller companies seeking to disrupt the industry through technology. There is no guaranty that we will be able to compete successfully in either business.

We Need to Innovate in the Title Business, but Innovation Carries Risks: We probably would not succeed in the title insurance business if we merely tried to copy the four large title companies; their, size, reach, and name recognition could not be matched by any newcomer. Instead, we intend to take market share by doing things differently, i.e., by innovating. By definition, however, this means that we will succeed only if we can convince title insurance customers that things can and should be done differently. Convincing customers to change their buying habits can be very difficult, even if you are selling a better mousetrap.

We Depend On Our Management Team And Will Need To Fill Key Positions: Our success depends substantially upon the talent and abilities of our executive officers and other key members of management, particularly our President. Our President’s employment with the Company is terminable by either party at any time and for any reason. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. Such changes in our executive management team may be disruptive to our business. We are also reliant on our relationship with Jorge P. Newbery, our founder, CEO and a director of the Company, and entities affiliated with Mr. Newbery. Among other things, we intend to utilize a proprietary pricing model for non-performing loans that was developed by affiliates of Mr. Newbery, and we will also rely on Mr. Newbery’s industry expertise and relationships in order to secure customers and source investment opportunities. We do not have a license or other formal arrangement regarding the use of the proprietary pricing model, and if Mr. Newbery were to resign, die or become ill, the Company and its business could suffer.

We Rely on a Small Group of Employees: The Company has a very small management team. The loss of any key employees could have a material adverse impact on our operations. Additionally, we expect that we will need to hire additional employees to scale our business and execute our growth strategy. There is no guaranty that we will be successful in identifying, hiring, training, and retaining qualified employees when and as needed.

We are Not Yet Licensed in Mississippi: AHP Title Insurance has applied for licensure with the Mississippi Insurance Department. However, we cannot predict with certainty when, whether, or on what terms a license will be granted.

Risk of Regulation: Both the title insurance business and mortgage investment businesses are complex and heavily regulated. We expect to devote substantial resources to compliance matters and could incur significant ongoing costs to comply with new and existing laws and governmental regulation. If we fail to operate our business in compliance with applicable laws and regulations, our business, reputation, financial condition and results of operations could be materially and adversely affected. Our failure to comply with all applicable federal, state and local laws could result in, among other things (i) loss of our licenses to engage in our businesses, (ii) government investigations and enforcement actions against us, (iii) fines, penalties and judgments against us, (iv) civil lawsuits, including class actions, (v) criminal liability, and (vi) breaches of covenants and representations under our servicing agreements, debt agreements or other agreements.

Title Insurance Licenses: We will need to obtain licenses in all states or other jurisdictions that require a title insurance license or related business license. If we cannot obtain a title insurance license in a given state where such a license is required, we will not issue title insurance in that state, which may limit our ability to grow our business and attract and retain customers (some of whom may require that we be licensed nationally or in certain jurisdictions to do business with us).

5

Licensing Requirements Applicable to Our Mortgage Loan Business: Many states impose licensing requirements on investors who buy and sell Mortgage Loans secured by 1-4 family residential properties. The Company has elected to acquire loans through a Delaware statutory trust (American Homeowner Preservation Trust, or the “Trust”) with a national bank trustee because, among other reasons, we believe this structure will generally allow us to operate under either a permanent exemption from such licensing requirement in some jurisdictions, or under a temporary exemption in other jurisdictions (during which time we intend to obtain the necessary license(s)). However, one or more jurisdictions could determine that this structure does not exempt us from their licensing requirements, which may result in interruptions to our business operations or might require us to suspend or completely terminate the acquisition of loans in those jurisdictions. Any failure to be appropriately licensed may prevent us from pursuing business opportunities that could be beneficial to the Company, and could expose us to investigations, lawsuits, administrative proceedings, costs (including attorneys’ fees), fines, judgments, penalties or other consequences, which could materially and adversely affect our financial condition.

Underwriting Standards: Some large title insurance customers, such as banks and insurance companies, could ask AHP Title Insurance to assume risks beyond those we would customarily assume. In that case we might be forced to choose between assuming more risk and losing a significant customer.

Risks Related to “In-Sourcing”: Our title insurance business depends on referrals from independent title agents. There can be no assurance these title agents will use our services. Further, if an independent title agency is acquired by a large institutional title insurer, the referrals from that agency would probably disappear.

Speculative Nature of Mortgage Loans: Investments in loans backed by real estate are highly speculative. Among the risks are the following:

•	We could be mistaken in our view of the value of the real estate underlying a Mortgage Loan. For example, if we paid $80 for a loan, believing that the value of the underlying real estate is $100, but the actual value is only $70, we could incur a substantial loss. Our assessment of the value of the underlying real estate could be incorrect for any number of reasons, including unknown and unanticipated environmental hazards, or falling real estate prices.

•	A homeowner could tie us up in legal proceedings for a lengthy period of time, as we try to foreclose on the underlying real estate.

•	A homeowner could file for bankruptcy protection, causing further delay, cost, and complication.

•	Local laws we have not taken into account could hinder our ability to foreclose on the underlying real estate.

•	We could learn after the fact that the original lender or prior mortgage holder had failed to comply with legal or technical requirements in the loan documents, making it more difficult or even impossible for us to collect on the loan and/or foreclose on the property.

•	The homeowner might have lied on the loan application about important information, including the ownership of the underlying real estate or the existence of prior liens. If the underlying real estate securing a loan is encumbered by other liens with a higher priority, it could reduce or even eliminate the value of the loan.

•	The person who sold the loan to the Company might have misrepresented or omitted important information.

•	A homeowner could make claims against the Company based on a theory of “lender liability.”

Geographic Concentration: A significant portion of the Mortgage Loans that we acquire may be secured by properties concentrated in certain geographic areas of the United States, such as Florida, Illinois, Indiana, Michigan, New Jersey, New York, Ohio, and Pennsylvania. Adverse economic conditions or natural disasters affecting these markets, such as a downturn in real estate values, could disproportionately affect the Company.

6

Risks Relating to Technology: Both our Mortgage Loan business and our title insurance business depend on complex and sophisticated technology systems. Technology failures, defects or inadequacies, development delays, installation difficulties or security breaches could hurt our business in a number of ways. For example, a failure of technology could cause us to issue a title insurance policy that shouldn’t have been issued, or to buy a loan that we shouldn’t have bought, or fail to meet the expectations of customers, causing harm, to our reputation, or result in a breach of security and the disclosure of sensitive information.

Risks Relating to Personally Identifiable Information: We will routinely collect, process, store, use and disclose personal information of homeowners, borrowers, and title insurance customers, including but not limited to names, addresses, social security numbers, bank account numbers, credit card numbers and credit history information. That kind of personal information is subject to various federal, state and other laws regarding data privacy and protection. The regulatory framework for data privacy and protection issues in the United States and internationally is constantly evolving and is likely to remain fluid for the foreseeable future. We may be required to expend significant time, money and other resources towards compliance with such laws, and we may be subject to orders, fines, penalties or other adverse consequences from governmental authorities, as well as lawsuits from consumers, if we fail to comply with such laws. An actual or perceived failure by the Company to properly safeguard and use sensitive personal information could severely damage our reputation and harm our business.

Pricing of Loans: The success of our Mortgage Loan business depends in large part on our ability to gauge the value of loans that are in default. Although the Company and its advisors rely on various objective criteria, ultimately the value of these loans is as much an art as a science, and there is no guaranty that the Company and its advisors will be successful.

Pricing of Title Insurance Premiums: Like any insurance company, AHP Title Insurance will set premiums based on actuarial calculations that depend on assumptions about future claims. If we set premiums too high we will be uncompetitive in the market. If we set them too low we run the risk that our reserves will be insufficient to cover claims.

Incomplete Due Diligence on Loans: We perform due diligence on the loans we purchase, meaning we review some of the available information about the loans and the underlying collateral. As a practical matter, however, it is simply impossible to review all of the information about a given loan (or about anything) and there is no assurance that all of the information we have reviewed is accurate. For example, sometimes important information is omitted or unavailable, or a third party might have an incentive to conceal information or provide inaccurate information, and we cannot verify all the information we receive independently. It is also possible that we have reached inaccurate conclusions concerning the information we have reviewed.

Incomplete Due Diligence on Title Policies: As an insurer, AHP Title Insurance will perform due diligence with respect to the title of property. If we fail to identify title defects, whether because of a failure of technology, a failure of process, a misinterpretation of data, or otherwise, we could be exposed to unanticipated claims.

Reliance on Third Parties: We expect to engage third parties to provide essential services. If a third party we retain performs poorly or becomes unable to fulfill its obligations, the Company’s business could be severely disrupted and our financial condition could be adversely affected. Disputes between us and our third party service providers could disrupt our business and may result in litigation or other forms of legal proceedings (e.g. arbitration), which could require us to expend significant time, money and other Company resources, which could adversely affect the Company’s financial position. We might also be subject to, or become liable for, legal claims relating to work performed by third parties we have contracted with, even if we have sought to limit or disclaim our liability for such claims or have sought to insure the Company and its affiliates against such claims.

7

Arbitrary Pricing: The initial price of our Series A Preferred Stock was determined arbitrarily by our management, was not determined by an independent appraisal of the Company’s value and bears no relationship to traditional measures of value such as EBITDA (earnings before interest, taxes, depreciation, and amortization), cash flow, revenue, or book value.

Need For Additional Capital: There is no guaranty that the Company will raise sufficient capital in this Offering to cover its operating and other expenses in connection with its planned operations. If it cannot, its business could fail. Even if the Company sells all of the Series A Preferred Stock being offered, the Company may need to raise additional capital in the future through equity offerings, debt financing, strategic partnerships or by other means. Additional funding may not be available on favorable terms, or at all. If the Company is unable to obtain sufficient funding, it may be forced to reduce or terminate its operations, which may adversely affect our business and results of operations. If we issue additional capital stock in the future, this may result in dilution to Investors. If we engage in debt financing, our lenders would generally have priority over our Investors, and we may be required to accept terms that restrict our ability to incur additional indebtedness or otherwise operate our business.

New Securities Could have Superior Rights: In the future, the Company could issue securities that have rights superior to the rights of the Series A Preferred Stock. For example, the holders of new securities could have the right to receive distributions before any distributions are made to the holders of the Series A Preferred Stock.

Risks Associated with Leverage: The Company or AHP Title Insurance might borrow money from banks or other lenders to purchase Mortgage Loans or other assets. Borrowing money to purchase assets is sometimes referred to as “leverage.” While using leverage can increase the total return on the borrower’s equity, it also increases risk because the amount borrowed has to be repaid in accordance with a schedule. To repay its loans, the Company might have to sell assets at a time when values are low, for example.

Competing Objectives: The Company has financial objectives – generating current income and capital appreciation, but has non-financial objectives as well – namely, providing viable solutions for homeowners at risk of foreclosure. Because of its dual objectives, one relating to financial returns and the other related to social betterment, the Company does not try to squeeze the maximum possible financial value from every Mortgage Loan. Similarly, while we expect our socially responsible strategies may be attractive to some mortgage holders, others may opt to contract with investors who are strictly focused on maximizing financial returns. As a result, the ability of the Company to make distributions to Investors could be impaired.

Limitation on Rights in LLC Agreement: The Company’s Limited Liability Company Agreement dated December 18, 2020 (the “LLC Agreement”) limits your rights in several important ways, including these:

•	The Company is controlled by its founder, Jorge P. Newbery. The business and affairs of the Company will be managed by its Board of Directors (the “Board”), who will be selected from time to time by Mr. Newbery. Mr. Newbery will control a majority of the votes of the Board on any matters submitted to the Board for approval. Investors do not have the right to elect or remove the members of the Board or otherwise vote on or approve actions of the Company.

•	The LLC Agreement does not permit Investors to transfer their shares without the prior written consent of the Board (except for certain transfers to family members or transfers to the Company), which consent may be withheld in the Board’s sole discretion.

•	The LLC Agreement grants the Company a right of first refusal to purchase any shares proposed to be transferred by a stockholder (except for certain transfers to family members).

•	The LLC Agreement contains a “drag-along” provision, permitting the Board to approve a sale of the Company and require each stockholder of the Company to sell his, her or its shares (each stockholder would receive its pro rata share of the net proceeds of the sale).

8

•	The LLC Agreement significantly curtails your right to bring legal claims against management. Among other things, the LLC Agreement provides that the Company’s directors and officers shall not owe any fiduciary duties to the Company or its stockholders and grants broad indemnification rights to the Company’s directors and officers to the fullest extent permitted by applicable law. This means that stockholders would generally be barred from bringing claims for breach of fiduciary duty, misappropriation of business opportunities, or similar claims alleging that the directors, officers and/or employees of the Company breached some duty or obligation to stockholders or the Company (but not claims based on a breach of the terms of the LLC Agreement or Authorizing Resolution). The waiver of fiduciary duties does not apply to claims made under the federal securities laws.

•	The LLC Agreement provides that stockholders shall not have appraisal or “dissenter’s” rights in connection with their shares of the Company’s capital stock and shall waive any such rights they might be deemed to have.

•	The LLC Agreement limits your right to obtain information about the Company and to inspect its books and records.

•	Section 13.1 of the LLC Agreement provides that the Board is permitted to amend the LLC Agreement in certain respects without your consent.

•	The LLC Agreement provides that the state or federal courts located in Delaware shall be the exclusive forum for disputes relating to the LLC Agreement.

•	The LLC Agreement requires that you waive the right to a trial by jury in respect of any legal action arising out of or relating to the LLC Agreement. This waiver of the right to a jury trial would not apply to claims made under the federal securities laws, however.

Limitation on Rights in Investment Agreement: To purchase Series A Preferred Stock in this Offering, you are required to sign our Investment Agreement. The Investment Agreement limits your rights in several important ways, including these:

•	Any claims arising from your purchase of Series A Preferred Stock or the Investment Agreement must be brought in the state or federal courts located in Delaware, which might not be convenient to you.

•	In general, you would not be entitled to recover any lost profits or special, consequential, or punitive damages. This provision would not apply to claims made under the federal securities laws.

Forum Selection Provision: Our LLC Agreement and Investment Agreement each provide that any dispute arising from such agreement (including, but not limited to, any dispute arising from the purchase of Series A Preferred Stock pursuant to the Investment Agreement) will be handled solely in the state or federal courts located in Delaware. We included this provision primarily because (i) the Company is organized under Delaware law, (ii) Delaware courts have developed significant expertise and experience in corporate and commercial law matters and investment-related disputes (which typically involve very complex legal questions), particularly with respect to alternative entities (such as LLCs), and have developed a reputation for resolving disputes in these areas in an efficient manner, and (iii) Delaware has a large and well-developed body of case law in the areas of corporate and alternative entities law and investment-related disputes, providing predictability and stability for the Company and its Investors. This provision could be unfavorable to an Investor to the extent a court in a different jurisdiction would be more likely to find in favor of an Investor, or be more geographically convenient to an Investor. It is possible that a judge would find this provision unenforceable and allow an Investor to file a lawsuit in a different jurisdiction.

9

Section 27 of the Exchange Act provides that Federal courts have exclusive jurisdiction over lawsuits brought under the Exchange Act, and that such lawsuits may be brought in any Federal district where the defendant is found or is an inhabitant or transacts business. Section 22 of the Securities Act provides that Federal courts have concurrent jurisdiction with State courts over lawsuits brought under the Securities Act, and that such lawsuits may be brought in any Federal district where the defendant is found or is an inhabitant or transacts business. Investors cannot waive our (or their) compliance with Federal securities laws. Hence, the exclusive forum selection provisions in our LLC Agreement and Investment Agreement shall not apply to the extent prohibited by the Federal statutes.

Waiver of Right to Jury Trial: The Investment Agreement and the LLC Agreement both provide that legal claims will be decided only by a judge, not by a jury. The provision in the LLC Agreement will apply not only to an Investor who purchases Class A Investor Shares in the Offering, but also to anyone who acquires Class A Investor Shares in secondary trading. Having legal claims decided by a judge rather than by a jury could be favorable or unfavorable to the interests of an owner of Class A Investor Shares, depending on the parties and the nature of the legal claims involved. It is possible that a judge would find the waiver of a jury trial unenforceable and allow an owner of Class A Investor Shares to have his, her, or its legal claim decided by a jury. In any case, the waiver of a jury trial in both the Investment Agreement and the LLC Agreement do not apply to claims arising under the Federal securities laws.

Conflicts of Interest: Our interests could conflict with your interests in a number of important ways, including these:

•	Your interests might be better served if our management team devoted its full attention to managing the Company. Instead, they will manage other businesses, and these other entities may compete directly with the Company. In particular, certain directors and executive officers of the Company will manage other investment programs which may compete with the Company for opportunities to purchase non-performing loan pools. These programs are discussed in “Past Performance: Our Track Record So Far,” and it is possible new such programs will be created in the future. We have not adopted any specific policies or procedures regarding conflicts of interest (including, without limitation, regarding the allocation of investment opportunities, resources, expenses or other items among the entities affiliated with our Board of Directors and executive officers).

•	Members of our management team have business interests wholly unrelated to the Company and its affiliates, all of which require a commitment of time.

•	We might buy loans from our affiliates. Although we will always seek to establish a fair, arm’s-length price for loans, our interests as a seller conflict with your interests as a buyer.

•	The lawyer who prepared the LLC Agreement, the Investment Agreement, and this Offering Circular represents us, not you. You must hire your own lawyer (at your own expense) if you want your interests to be represented.

Uninsured Losses: We will decide what kind of insurance to purchase, and in what amounts. However, some risks cannot be insured at all, or cannot be insured on an affordable basis, and the Company might not be able to purchase or afford all the insurance it needs. Therefore, the Company could incur an uninsured loss.

No Market for the Series A Preferred Stock; Limits on Transferability: There are several obstacles to selling or otherwise transferring your Series A Preferred Stock:

•	There will be no established market for your Series A Preferred Stock, meaning you could have a hard time finding a buyer.

•	By its terms, the Series A Preferred Stock may not be transferred without our Board of Directors’ consent (except for certain transfers to family members or transfers to the Company).

•	Although you have the right to ask us to purchase your Series A Preferred Stock, there is no guaranty that we will be able to do so.

Taking all that into account, you should be prepared to own your Series A Preferred Stock indefinitely.

10

Early Payment: The Company expects to pay back your capital before the fifth anniversary. Therefore, you should not expect to receive a 7% annual return for the entire five-year period.

Our Track Record Does not Guaranty Future Performance: The section captioned “Past Performance: Our Track Record So Far” illustrates the performance of certain affiliates of the Company, engaged in business similar to that which the Company plans to engage. However, there is no guaranty that the Company will do as well as its affiliates have done. The economy as a whole and the real estate market in particular have been very favorable to date; as surely as night follows day, economic conditions will change and we might not be able to adapt.

Risk of Failure to Comply with Securities Laws: Affiliates of the Company have previously sold securities relying upon the exemptions under Rule 506(c) of Regulation D and Regulation A issued by the Securities and Exchange Commission (“SEC”). The current Offering by the Company relies on the exemption under Regulation A. In all cases, we have relied on the advice of securities lawyers and believe we qualify for the exemption. If we did not qualify, we could be liable to penalties imposed by the federal government and State regulators, as well as to lawsuits from investors.

Investors Can’t See Our Actual Investments Before Investing: As of the date of this Offering Circular, the Company doesn’t own any loans or other real estate assets. As a result, Investors cannot see or evaluate our assets before making an investment decision. Instead, Investors are asked to invest first, then trust that their money will be used wisely.

The Company Stands On Its Own: The Company will either succeed or fail on its own account. Although certain affiliates of the Company have been successful, there is no guaranty that the Company will be successful. Further, neither the founder nor any other person or entity has committed to provide financial assistance to the Company should such assistance become necessary.

Breaches of Security: It is possible that our systems would be “hacked,” leading to the theft or disclosure of confidential information you have provided to us. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched, we and our vendors may be unable to anticipate these techniques or to implement adequate defensive measures.

The Foregoing Are Not Necessarily The Only Risks Of Investing
Please Consult With Your Professional Advisors

11

OUR COMPANY AND BUSINESS

Overview

By purchasing Series A Preferred Stock, Investors will acquire an interest in AHP Title Holdings LLC, a Delaware limited liability company, which we refer to as the “Company.” The Company in turn will own all of the issued and outstanding stock of AHP Title Insurance Company Inc., a Mississippi corporation, which we refer to as “AHP Title Insurance.”

Together, the Company and AHP Title Insurance intend to engage in four lines of business:

•	Title insurance

•	Mortgage loans

•	Credit improvement loans

•	Property rehabilitation

Our Mortgage Loan Business

Summary

Both the Company and AHP Title Insurance will invest in (buy) Mortgage Loans, meaning loans that are secured by a mortgage on a principal residence (i.e., somebody’s house).

Some of the Mortgage Loans we buy will be “performing” loans, meaning loans where the borrower is making payments on time. Others will be “non-performing” or “under-performing,” where the borrower (the homeowner) has failed to make one or more payments.

In the case of performing Mortgage Loans, we will either hold the Mortgage Loan until it is repaid (at maturity or via refinancing) or sell it.

We expect that, at least during the first year, at least 70% of the Mortgage Loans the Company buys will be non-performing. Over the last 10 years, our affiliates, including American Homeowner Preservation 2015A+, LLC and AHP Servicing, LLC have invested in more than 10,000 non-performing Mortgage Loans with an aggregate purchase price of more than $100 million. See “Past Performance: Our Track Record So Far.” The Company will invest in non-performing Mortgage Loans using the same methods, processes, and personnel that our affiliates have used.

We have two complementary goals when we invest in non-performing Mortgage Loans: to generate income for the Company and its Investors and to help struggling homeowners through a difficult time.

We typically buy non-performing Mortgage Loans through an open bidding process and have developed a proprietary model for calculating the amount we will bid. We tend to focus on smaller Mortgage Loans, with unpaid principal balances in the range of $100,000 or less.

12

After we buy a non-performing Mortgage Loan, we approach the homeowner, who by definition has been unable to make payments on his or her mortgage. We do not necessarily try to extract the maximum possible value from the Mortgage Loan. Instead, we work with the homeowner to achieve a quick resolution that is acceptable both to the homeowner and to us. Depending on a number of factors, including the income of the homeowner, the local market, and the value of the house, four outcomes are possible:

1)       Outcome #1: The homeowner is able to refinance the Mortgage Loan – for example, by borrowing money from a bank. We accept the refinanced amount, which is lower than the face amount of the Mortgage Loan (but still more than we paid for the Mortgage Loan) as payment in full, and the homeowner stays in his or her house.

2)       Outcome #2: Even without refinancing, the homeowner is able to pay us a lump sum that we accept a payment in full for the Mortgage Loan, and the homeowner stays in the house.

3)       Outcome #3: We and the homeowner agree to modify the terms of the Mortgage Loan, i.e., the principal amount and/or the interest rate. After the homeowner has begun to make regular payments under the new terms, we sell the Mortgage Loan to a third party, and again the homeowner stays in his or her house.

4)       Outcome #4: Where the homeowner cannot afford to stay in the house or chooses not to, we take ownership of the house and sell it. Normally, the homeowner signs the house over to us voluntarily in exchange for an incentive payment and being released from personal liability for the Mortgage Loan, without the need for legal action, but sometimes we are required to take legal action (i.e., to foreclose).

In general, our revenues from non-performing Mortgages Loans come from five sources:

1)       The proceeds we receive when a Mortgage Loan is refinanced under Outcome #1;

2)       The lump sum we received under Outcome #2;

3)       The proceeds we receive when a Mortgage Loan is sold under Outcome #3;

4)       The proceeds we receive when a house is sold under Outcome #4; and

5)       Any Mortgage Loan payments we receive from the homeowner along the way.

We will make a profit if the sum of these revenues exceeds the price we paid for the Mortgage Loans in the first place, after subtracting all our expenses (e.g., management and legal fees).

While affiliates of the Company have been engaged in this business for a number of years, neither the Company nor AHP Title Insurance owns any Mortgage Loans as of the date of this Offering Circular, performing or non-performing, and have not yet identified any Mortgage Loans to buy.

13

Restrictions on Loans

To comply with Mississippi insurance regulations, AHP Title Insurance will invest only in Mortgage Loans that are either:

•	Fully-performing (Mortgage Loans that have never been in default)

•	Re-performing (Mortgage Loans that were once in default but have been performing for at least 12 months)

•	Guaranteed by the Federal government, e.g. by the Federal Housing Administration, the Veterans Administration, Department of Agriculture, or the Department of Housing and Urban Development.

Investment Strategy for Non-Performing Loans

We believe we can buy distressed residential Mortgage Loans at significant discounts to their unpaid principal balances and, more importantly, to their current and future market values.

Even before the COVID-19 pandemic, many depository institutions and other holders of portfolios of sub-performing or non-performing Mortgage Loans in the United States were under financial duress. The pandemic has only exacerbated the financial duress to both homeowners and the financial institutions and other investors who hold mortgage loans. According to Forbes, while government supports and a build-up in equity have helped many avoid foreclosure to-date, the U.S. can expect to see an uptick in distressed sales throughout the year as some homeowners struggle to regain footing post-forbearance.

According to the Mortgage Bankers Association (MBA), in an article on delinquencies published November 10,2020:

Certain homeowners, particularly those with FHA and VA loans, continue to be disproportionately impacted by the pandemic-driven crisis. In the Third Quarter of 2020, the FHA delinquency rate was 15.59% and the VA delinquency rate was 8.16%, the highest level since the first quarter of 2009.

Mortgage delinquencies continue to rise. Indeed, in February 2022 the national delinquency rate rose for the first time in nine months, largely driven by a 97,000 rise in early-stage delinquencies — or those that were 30 – 60 days past due, according to March 2022 data based on month-end mortgage performance statistics from Black Knight, a mortgage and real estate data and analytics company. The number of properties that are 30 or more days past due or in foreclosure reached approximately 1.95 million nationwide, while total U.S. foreclosure starts hit 25,000, up 541% from the same time last year, Black Knight revealed.

We intend to focus on seriously delinquent FHA, VA, and USDA Mortgage Loans.

14

We intend to invest primarily in mortgage loans secured by one-to-four-family homes. On occasion, we might also acquire (i) direct interests in real estate, (ii) mortgage loans secured by more than four family homes, and/or (iii) and commercial loans. Nevertheless, we expect mortgage loans secured by one-to-four-family homes will comprise more than 90% of our total portfolio focusing on FHA, VA and USDA loans.

The Bidding Process

Bidding on non-performing Mortgage Loans is both an art and a science.

Typically, the process begins when a seller provides potential buyers with a list of loans being offered for sale and requests initial bids. The seller might, or might not, provide such information as:

•	A full or partial address

•	The borrower’s name

•	The property type

•	The original loan amount

•	The original appraised value

•	The term of the loan and the maturity date

•	The current and/or original interest rate and principal and interest payment

•	The escrow balance

•	The borrower’s original FICO score

•	Loan modification data

•	Payment history

•	Foreclosure or bankruptcy status

•	Property square footage and lot size

•	Broker’s price opinion

•	The delinquent tax amount

To help make sense of the data and make accurate bids, we have developed a proprietary pricing model that allows a detailed analysis of portfolio valuation, using different projected resolution outcomes.

If the Company or AHP Title Insurance wins the initial bid, we order two documents, a title report and a broker’s price opinion, and dig deeper into the due diligence materials, noting such items as (i) whether the original borrower is still the owner of the property, (ii) whether the loan still holds a first lien position, (iii) whether the property is occupied or vacant, and (iv) the amount of delinquent taxes and other liens. Our original bid may be adjusted upward or downward based on these and other factors. Sometimes a bid is reduced to as low as $1.

Revised bids are then submitted to the seller. The seller may counter with a higher price or drop some mortgages from the sale if the seller feels the bid is too low.

15

Resolutions

After we purchase a non-performing Mortgage Loan, we contact the homeowner and try to achieve a consensual, mutually-satisfactory resolution. These are the circumstances that lead to each resolution and what is expected in each case:

Reinstatement of the Loan	Where the borrower is willing and able, he or she can bring the loan current either in a lump sum or by making payments over time. After the loan is current, we typically sell the loan.
Settlement of the Loan	When the borrower (i) has a short sale buyer, (ii) can refinance, or (iii) otherwise has cash on hand, we might accept a payoff of the loan for less than its face amount.
Modification of the Loan	When the borrower cannot bring the loan current or pay it off, we might allow a modification that involves lowering the interest rate, extending the term, or reducing the principal. After the modified loan is current, we typically sell the loan.
Deed In Lieu of Foreclosure	When the property is vacant or the homeowner no longer wishes to keep the property, we might accept a voluntary deed in lieu of foreclosure, giving us ownership of the home. Depending on the circumstances, we might even pay the homeowner for the deed. In either case we will end up selling the property.
Involuntary Foreclosure	As a last resort, we can foreclose on the property and sell it. Sometimes, a homeowner who has been unwilling to speak with us will change his or her mind when we begin foreclosure proceedings. Involuntary foreclosure often yields a lower recovery than consensual solutions and we try to avoid it.

Leverage

The Company or AHP Title Insurance might borrow money to buy Mortgage Loans or other assets, which is referred to as “leverage.” Based on the experience of our affiliates, we expect that the debt will not exceed 70% of the price of the Mortgage Loans, with the balance paid with equity capital.

The Company or AHP Title Insurance might borrow from banks and other traditional lenders but AHP Title Insurance might also be eligible to borrow money from a bank affiliated with the Federal Home Loan Bank system (“FHLB”). Loans from the FHLB would bear interest at significantly lower rates (rates only slightly higher than the rates of U.S. Treasury obligations), providing a low cost of capital.

If AHP Title Insurance is eligible to borrow from the FHLB, the FHLB will impose restrictions beyond those of normal commercial lenders. For one thing, loans from the FHLB may be limited to a percentage of the acquisition of the collateral (i.e. the Mortgage Loans or Credit Improvement Loans). For another thing, the FHLB may limit what collateral they will accept as collateral, such restricting Mortgage Loans to those described in “Our Company and Business – Our Mortgage Loan Business – Restrictions on Loans Purchased by AHP Title Insurance.”

Loan Servicing

Collecting payments on loans is referred to as loan “servicing.” Neither the Company nor AHP Title Insurance will service the Mortgage Loans it acquires. Instead, an affiliate of the Company, AHP Servicing LLC (“AHP Servicing”) will service some Mortgage Loans while third-party loan servicers will service other Mortgage Loans.

AHP Servicing provides loan servicing services to another affiliate, American Homeowner Preservation 2015A+ LLC, pursuant to an agreement captioned “Servicing Agreement” and dated July 1, 2018 (the “Servicing Agreement”). AHP Title Insurance has become a party to the Servicing Agreement by signing an agreement captioned “Joinder Agreement.” The Servicing Agreement is attached as Exhibit 1A-6A.

16

The principal terms of the Servicing Agreement are as follows:

•	AHP Servicing will handle all the tasks typically handled by loan servicers, including collecting payments, responding to requests from borrowers, and paying real estate taxes and insurance premiums.

•	AHP Servicing will also be responsible for protecting AHP Title Insurance’s interest in each Mortgage Loan by performing inspections, securing vacant properties, and notifying AHP Title Insurance of any lien, bankruptcy, condemnation or other proceeding affecting AHP Title Insurance’s interest.

•	AHP Title Insurance will pay AHP Servicing (i) a one-time loan onboarding fee of between $15-$30 depending on whether the loan is performing or not or is in bankruptcy; (ii) a one-time loan deboarding/loan term fee between $40-$50; (iii) monthly servicing fees ranging from $30-$150; (iv) a one-time “success fee” of $500 for completing various loss mitigation strategies; and (v) various miscellaneous fees ranging from $2.50 to $225, all as set forth in more detail in Exhibit A to the Servicing Agreement.

•	Failure by AHP Title Insurance to comply with any of its obligations under the Servicing Agreement permits AHP Servicing to offset any amounts to be remitted by it to AHP Title Insurance in addition to any other rights and remedies available at law or in equity. Should an event of default occur, AHP Title Insurance waives any claims it may have against AHP Servicing for any losses incurred in connection with its servicing services and/or losses incurred as a result of a default or foreclosure under the Loan Documents.

•	The Servicing Agreement may be terminated by either party with written notice to the other. In addition, either party may terminate the Servicing Agreement upon a breach of the agreement by the other.

Neither the Company nor AHP Title Insurance has entered into a contract with a third-party loan servicer. We expect the terms of any such third-party agreement to be substantially similar to the terms of the Servicing Agreement.

California Affordable Housing Project

In addition to purchasing Mortgage Loans directly, the Company has also entered into a partnership (the “Partnership”) with Dove Street Housing Foundation, a California nonprofit public benefit corporation (“Dove Street”), for the purpose of purchasing, rehabilitating, marketing, leasing, and/or selling affordable housing units and real estate. Dove Street will serve as the general partner of the Partnership to enable the Partnership to qualify as an “eligible bidder” under California law for purposes of developing and preserving affordable housing and real estate in California.

The Partnership will bid on properties identified by Dove Street as prime “evict and rehabilitate” opportunities with an expected hold time of 9-12 months. The Partnership may also bid opportunistically on properties to buy and resell without any rehabilitation. We expect that the Partnership will acquire properties and invest approximately $30 million to purchase, improve, and sell the properties the Partnership acquires resulting in an expected cash-on-cash return of 22.5%.

For more details on the Partnership with Dove Street, please see the agreement captioned “Limited Partnership Agreement” attached as Exhibit 1A-2D (the “Partnership Agreement”)

17

Key Positions

The following are the key positions in the operations of non-performing Mortgage Loan business:

•	Due Diligence Specialists: Due Diligence Specialists run potential loan purchases through a rigorous screening process. Among other things, they seek to determine (i) an accurate value for the underlying real estate, (ii) the outstanding loan amount, (iii) the owner of the property, (iv) the amount of outstanding taxes on the underlying real estate, and (v) any encumbrances on the underlying real estate.

•	Document Specialists: A Document Specialist verifies that all collateral needed to validate ownership and existence of the mortgage and property are obtained, imaged, recorded, and stored with the custodian. This includes verification on newly purchased assets and the necessary creation of assignments, allonges, and lost document affidavits, as needed.

•	Asset Managers: The Asset Manager guides the homeowner through loan modification, repayment plans, deed-in-lieu, and other resolution options. Asset Management is a hybrid role that blends homeowner counseling, mortgage servicing, and property management/preservation to meet dual goals of (i) keeping Americans in their homes, and (ii) providing attractive returns to investors.

•	Litigation Coordinators: Litigation Coordinators manage the Company’s relationship with its attorney-vendor network, represent the Company at hearings and mediations, and handle all servicing-related activity that is required from the attorneys while assets are litigated, including bankruptcy activity, foreclosure complaints, evictions, quiet title actions, and tax sale reviews and challenges.

•	Resolution Managers: Resolution Managers report directly to Jorge Newbery, the CEO, and are responsible for providing the tools, objectives, and leadership required to meet individual and Company goals. This includes setting initial reconciliation strategies, optimizing user technologies, reviewing control reports for outliers, providing guidance on high-risk scenarios, and coordinating efforts between the separate roles.

All of these roles are filled by employees of AHP Servicing.

The Trust

The Company and AHP Title Insurance will acquire Mortgage Loans through American Homeowner Preservation Trust, a Delaware statutory trust (the “Trust”) with U.S. Bank Trust National Association (“U.S. Bank”) serving as the sole trustee and an affiliate of the Company, AHP Capital Management, LLC, serving as the administrator. The Mortgage Loans will be held in a separate series of the Trust, of which AHP Title Insurance will be the sole beneficiary.

The Company and AHP Title Insurance use this structure to address certain state licensing and registration requirements applicable to the mortgage loan industry.

The following documents related to the Trust are attached as Exhibits:

Amended and Restated Trust Agreement dated October 29, 2014	Exhibit 1A-6B
Amendment No. 1 to Amended and Restated Trust Agreement	Exhibit 1A-6C
Series Addendum Establishing Series “AHP Title Insurance”	Exhibit 1A-6D

18

Revenue and Expenses

Our revenue from Mortgage Loans will include:

•	Payments we receive from homeowners

•	Rental payments we receive from leased real estate

•	Proceeds we receive from the sale of loans

•	Proceeds we receive from the sale of houses

•	Proceeds we receive when a homeowner pays off a loan

•	Payments we receive from homeowners or other borrowers to accept a deed in lieu of foreclosure

Our expenses from Mortgage Loans will include:

•	The purchase price of Mortgage Loans

•	Commissions

•	Costs incurred in finding, evaluating, and purchasing Mortgage Loans

•	Commissions

•	Settlement charges, including title charges

•	Custodial, administrative, legal, accounting, auditing, record-keeping, appraisal, tax form preparation, compliance and consulting costs and expenses

•	Loan servicing fees

•	Investor communications

•	Insurance premiums

•	Taxes and fees imposed by governmental entities and regulatory organizations

•	Bank and escrow fees

19

Factors Likely to Impact our Mortgage Loan Business

The ability of the Company to conduct its non-performing Mortgage Loan business successfully depends on several factors:

•	Availability of Reasonably Priced Loans: For our Mortgage Loan business to succeed, we must be able to purchase distressed Mortgage Loans at a reasonable price. The volume of these loans skyrocketed during the recession of 2008-9, as homeowners were unable to make payments and financial institutions were forced to liquidate their portfolios. As the economy improved over the next 10 years the number of distressed loans declined. We believe the number of distressed loans will rise again substantially because of the COVID-19 pandemic, but there is no assurance this will be the case.

•	Competition to Purchase Loans: The market for distressed Mortgage Loans has become more crowded. The more competition there is, the more difficult it could become for us to purchase loans at reasonable prices.

•	Availability of Credit to Homeowners: One way we liquidate the loans in our portfolio is when the loans are refinanced by a lender and the loan we hold is paid off, in whole or in part. If credit markets tighten, as they did in 2008-9, homeowners might not be able to refinance loans, or not as easily.

•	Housing Market: Another way we liquidate the loans in our portfolio is to take ownership of the house securing a loan and sell it. If housing prices fall, our profits fall along with them.

•	Interest Rates: Our business is very sensitive to changes in interest rates. If interest rates fall, the value of the loans in our portfolio increases. If interest rates rise, the value of the loans in our portfolio decreases. Today, interest rates in general, and mortgage interest rates in particular, are at historic lows, suggesting that interest rates are more likely to go up from this point than to go down.

•	Changes in Laws: Current law allows us to conduct our business in the manner described in this section. However, the residential housing market in general and the residential mortgage market in particular are highly regulated by both the Federal government and by State governments, with a number of states and the Federal governing offering relief to homeowners during the COVID-19 pandemic. It is possible that laws or regulations could be changed in a way adverse to our business.

•	Performance of Internal Systems: We continue to improve our internal systems and to adopt new systems, including the proprietary pricing model we began to use in June 2015. We rely heavily on these systems and expect we will be required to continually update, improve, and replace them in the future.

•	Ability to Attract Qualified Employees: Like many businesses, we rely on data and computer models and spreadsheets, even more so today than we did just a few years ago. Nevertheless, we are very much a “people business.” Not only do we need human eyes to review (and sometimes modify) the pricing models produced by our computers, but the real key to our success lies in our ability to interact with homeowners, who are people, not machines. As a result, we must continue to attract and retain highly skilled employees.

Steps to Engage in Business

Affiliates of the Company have been in the business of acquiring and resolving non-performing Mortgage Loans for approximately 10 years. See “Past Performance: Our Track Record So Far.” Hence, all the systems and personnel required for the Company to engage in this business are already in place, and the Company can begin to acquire Mortgage Loans as soon as it raises capital.

Government Regulation

Many states impose licensing requirements on persons who buy, sell, and/or service Mortgage Loans secured by 1-4 family residential properties. The Company has elected to acquire loans through the Trust because, among other reasons, we believe this structure will provide us with either a permanent or temporary exemption from those licensing requirements.

If one or more jurisdictions determine that we are not exempt from these licensing requirements, or if our exemption is only temporary from such licensing requirements, we intend to obtain the necessary licenses to operate in those jurisdictions as expeditiously as we can. See “Risks of Investing.”

20

Our Management Team’s Experience in this Business

Affiliates of the Company have been investing in non-performing Mortgage Loans for approximately 10 years. These affiliates are managed and controlled by the same individuals who will manage and control the Mortgage Loan business conducted by the Company.

Through March 31, 2022, they have purchased approximately 5,512 Mortgage Loans for an aggregate price of more than $140,718,694, in offerings of securities for six different issuers:

•	American Homeowner Preservation, LLC – Series 2013C
•	American Homeowner Preservation, LLC – Series 2013D
•	American Homeowner Preservation, LLC – Series 2014A
•	American Homeowner Preservation, LLC – Series 2014B
•	American Homeowner Preservation 2015A+, LLC
•	AHP Servicing, LLC

All these issuers conducted the business of non-performing Mortgage Loans in substantially the same way the Company intends to conduct the business of non-performing Mortgage Loans and had investment objectives that are similar to the investment objectives of the Company. At the same time, the businesses are far from identical. None of these issuers was engaged in the business of selling title insurance or making credit improvement loans, and the Company, through AHP Title Insurance, intends to focus on performing Mortgage Loans rather than non-performing Mortgage Loans.

Nevertheless, Investors who are considering purchasing Series A Preferred Stock from the Company might find it useful to review our management team’s track record with these affiliated issuers. Of course, prospective investors should bear in mind that prior performance does not guaranty future results. The fact that our management team has been successful (or unsuccessful) in the past does not mean the Company will experience the same results.

The following tables summarize the Programs through March 31, 2022. All figures are unaudited and are presented on a federal income tax basis.

Program	2013C	2013D	2014A	2014B	2015A+	AHP Servicing
Start Date	12/18/2013	1/2/2014	4/16/2014	2/27/2015	6/10/2016	11/5/2018
Amount Offered	$4,653,970	$643,089	$2,283,255	$4,974,024	$50,000,000	$75,000,000
Raised from Investors	$4,653,970	$643,089	$2,283,255	$4,974,024	$40,520,828	$60,159,160
Length of Offering	1 Month	4 Months	10 Months	14 Months	24 Months	35 Months
Closing	1/31/2014	5/31/2014	2/28/2015	4/30/2016	5/24/2018	9/30/2021
Number of Loans Purchased	248	47	377	639	3089	1112
Total Purchase Price of Loans	$4,633,487	$661,989	$2,268,212	$6,480,307	$34,277,191	$92,397,508
Leverage	0	0	0	0	6.56%	18.70%
Number of Loans Remaining	0	0	0	0	1,516	678
Targeted Yield to Investors	9-12%	9-12%	9-12%	9-12%	12%	10%
Amount Distributed to Investors as Percentage of Investor Capital	100%	100%	100%	100%	61%	42%
Remaining Investor Capital	$0	$0	$0	$0	$15,768,507	$35,027,154
Cost Basis of Loans & Real Estate Assets Remaining	$0	$0	$0	$0	$12,944,825	$43,534,322
Outstanding Indebtedness	$0	$0	$0	$0	$2,250,065	$17,281,019

21

Our Title Insurance Business

What is Title Insurance?

The “title” to a piece of real estate is the legal evidence of ownership. The statement “I have title to this property” is roughly the same as the statement “I own this property.”

Over time the ownership of a piece of real estate can become uncertain, as the property changes hands, owners of the property borrow money using the property as security, utilities and municipalities creates easements and rights-of-way on the property, and the property is subdivided into more than one piece or joined together with other pieces.

For thousands of years governments have created mechanisms to keep track of property ownership. When William the Conqueror invaded Great Britain in 1066 one of his first acts was to figure out who owned what (and to take much of it for himself). Although the new technology of blockchain (a so-called “distributed ledger”) holds some promise, no government has developed an infallible system.

As a result, when real estate is bought and sold there is always a risk that the seller doesn’t really own the property or doesn’t have all the rights to the property the buyer thought she had.

Title insurance was invented to fill this gap. If a seller buys title insurance and learns that she doesn’t really own the property or doesn’t own all the rights she thought she was buying, the title insurance company pays for her damages.

Among the risks covered by title insurance:

•	Mistakes in recording of legal documents, such as a deed or mortgage;

•	Incomplete public records;

•	Fraud and forgery;

•	Errors in title search or examinations;

•	Improper closing or escrow procedures; and

•	Misappropriations of funds, such as through a fraudulent wire transfer.

There are two basic types of title insurance: owner’s title insurance and lender’s title insurance. An owner’s title policy protects the owner of the property for any defects in the property’s title and is issued only when the buyer purchases the property. A lender’s title policy covers the lender’s interest (typically a mortgage lien) and is typically required for the original home purchase and any subsequent refinances. Both types of title insurance protect the owner or lender, as applicable, for the duration of the owner’s or lender’s interest in the property.

22

The Title Insurance Market

Title insurance differs from other kinds of insurance in two important ways.

For one thing, while most insurance – auto insurance, homeowners’ insurance, employment insurance – protects against events that will occur in the future, such as a future fire or auto accident, title insurance protects against events that have already occurred when the insurance is purchased.

For another thing, the entire premium for title insurance is paid all at once rather than over time. Thus, the same premium covers the property owner whether she owns the property for six months or 50 years, with no opportunity to adjust. This makes it both extremely difficult and extremely important for the insurance company to price risk accurately.

Claims against title insurance policies are rare compared to other types of insurance. According to a S&P Global Market Intelligence report, an analysis of the 10-year average of claims shows that only 4.3% of title insurance policies resulted in a claim resulting in a loss to the insurer compared to 72.5% of property and casualty insurance policies.

While the number of claims resulting in losses is low for title insurance, the industry is very expensive to operate. According to a S&P Global Market Intelligence report, the 10-year average expense ratio of the title insurance industry is 98.3% compared to just 27.9% for property and casualty insurance. This means that for every dollar received on a title policy, less than two cents are retained by the title insurance industry as profit.

The biggest driver of these costs is personnel. The personnel costs of a typical title company accounts for approximately 62.6% of all costs, followed by the search process itself, which accounts for an estimated 13.6% of all costs. Collectively, these two costs dwarf the other costs associated with title insurance including rent (4.2%), depreciation (4.2%), legal (3.3.%) and other miscellaneous costs (9.6%).

Title insurance is a $16.4 billion industry in the United States dominated by four companies: First American Title Insurance Company, Fidelity National Title Insurance Company, Stewart Title Company, and Old Republic National Title Insurance Company. Together, these four companies control an estimated 85-90% of the market and have leveraged their significant financial clout to maintain dominance.

Like any industry dominated for many years by a handful of companies, the title insurance industry has not seen significant innovation, despite the disruptive technologies all around us. We believe the industry is still stuck in a technological stone age, creating a market ripe for innovation and disruption.

For example, the process for obtaining title insurance takes a huge amount of time and is inefficient for most consumers. Obtaining even a basic title insurance policy can take anywhere from 30 to 60 days and adds unnecessary time and expense to even the simplest real estate transactions. This is true regardless of whether the transaction is a new home purchase or a mortgage refinance, or even if a recent title policy had been issued on the property.

Similarly, even for educated consumers title insurance is just another opaque closing cost over which they have little control. Little or no time is spent by bankers or brokers explaining the role or importance of title insurance to a transaction. Questions about costs or usefulness get buried in vague answers of “Fannie Mae” or “Freddie Mac” requirements and how all title insurance policies and companies are the same. Title insurance becomes just another line item on a disclosure form purchased from whichever title company the banker or broker has a relationship with.

Finally, the lack of competition in the title insurance industry means the infrastructure of the big four companies is ill-suited to handle the ongoing technological revolution in the broader real estate industry. Since 2013, more than $45 billion of venture capital has flowed into new “proptech” (property technology) companies such as Knock, Compass, and Opendoor that has revolutionized the residential real estate and lending market. Six of the top 10 mortgage lenders in the United States are nonbank lenders, and only two of those lenders existed even a decade ago. With so much innovation occurring in such a short time, the antiquated title/closing/accounting/client interaction platforms of many of the traditional title insurance power players is being rendered obsolete.

23

We believe there is a better way. With low mortgage interest rates and residential mortgage delinquency rates beginning to rise, 2022 and 2023 are projected to be immensely profitable years for national title insurance companies and the underwriters that support them. By leveraging our superior technology, making smart investments, and learning from others’ mistakes, we believe we can make title insurance better for everyone, including consumers, lenders, real estate agents, and title insurers themselves. In so doing, we will help drive the entire industry into the 21st century while allowing our investors to take advantage of this unprecedented moment in time.

How We Plan to Disrupt the Title Insurance Industry

We intend to position the Company as a title insurance underwriter that supports, incorporates, and develops insurance-related technology. By leveraging superior technology, we believe we can create efficiencies that will save time and money and enable us to handle a high volume of transactions. Our highly scalable and customizable platform that we envision will make it easy for our real estate brokerage partners to incorporate as much or as little of our platform as they desire. In turn, this will help them integrate a user-friendly interface that helps improve virtual transactions and reduce transaction costs to end consumers.

We intend to do this in primarily three ways: data analytics, artificial intelligence, and new technologies.

Data Analytics

We intend to incorporate next-generation data analytics to reduce information asymmetry and increase transparency. Too many of our competitors have attempted to triage the title insurance industry’s historically low claim-rate against the need for greater speed and efficiency in the title insurance policies. This has led to cutting corners on disclosures while increasing the rate of claims made against title policies. This in turn has led to a reduction in profits for title companies while greatly complicating the risk of future transactions. In some cases, agents have actually been forced to resort back to traditional, do-it-by-hand search procedures to supplement the work done by these competitors, completely negating (and sometimes increasing) the time and money spent on the title transaction.

We believe the answer to increasing efficiency in title transactions is more data rather than less. With more data, we can create a better, more comprehensive risk profile of end consumers that will allow us to reduce and streamline the title underwriting process. More data also means more opportunity for disclosures and a reduced risk that a claim will ever be made against one of our title policies.

Artificial Intelligence

We intend to harness the power of machine learning and artificial intelligence to help process the increase in consumer data. In so doing, we can not only discover new trends and inefficiencies in our data, but we can also increase the efficiency of the underwriting process. This means less time waiting for a title policy to be underwritten and more bandwidth available for our Company to handle even greater numbers of title transactions.

New Technologies

We will make targeted investments in other technologies that can transform various parts of the underwriting process. For example, we intend to explore the use of blockchain technology to reduce the risk of human error and vastly speed up title searches.

Purchase of Gulf Coast Title

To launch its title insurance business, the Company purchased Gulf Coast Title Insurance Company (“GCTIC”) from Agents National Title Insurance Company (“ANTIC”) effective on December 31, 2021. GCTIC has been in the title insurance business for approximately 42 years, licensed in and operating out of Alabama. The Company is in the process of re-naming GCTIC with the state of Alabama and plans to re-domesticate to Mississippi once the renaming process has been completed.

24

Target Market

We will focus primarily on residential real estate transactions, both purchases and refinancing transactions. We will insure up to $500,000 transactions directly which will represent about 85% of our agents’ transactions.

Competition

AHP Title Insurance will face competition from two directions, from the four large title insurance companies that today control 85% of the market and from technology-oriented startups like us that are trying to disrupt the market, including States Title and Spruce Title.

Customer Acquisition Strategy

Today, title insurance is sold state-by-state with a strong emphasis on local markets. Typically, a local real estate agent or mortgage lender are influential in selecting the title company in a residential purchase or refinance transaction. This type of customer acquisition is very customized, difficult to scale, and very expensive.

We plan to take a different approach. We will target large multi-state title agencies that specialize in high-volume residential transactions. Limiting our distribution network to a smaller number of large, high-quality title agencies should allow us to keep costs low and reduce risk. Further, we believe these agencies will be highly receptive to the benefits we offer through automation and sophisticated technology. These title agencies’ customers would be the types of entities most able to benefit from our capabilities in automated underwriting, artificial intelligence and blockchain solutions.

Initially, we plan to focus on approximately 23 states where we have the strongest connections and therefore believe we can gain the most traction.

Capital Requirements

As a title insurance company regulated by the Mississippi Insurance Department, AHP Title Insurance will initially be required to maintain at least $250,000 in capital stock and surplus reserves, invested in stable, liquid assets such as cash deposit accounts or cash equivalents. This amount could be more if the Mississippi Insurance Department so requires. In addition, each state where AHP Title Insurance operates is likely to have its own capital requirements. In Florida, for example, one of the states where we intend to focus initially, state regulation will require AHP Title Insurance to have a minimum of $2,500,000 of capital.

As our title insurance business grows, we expect our capital requirement to increase.

Surplus Notes

The Company might lend money to AHP Title Insurance using a debt instrument known in the insurance industry as a “Surplus Note,” sometimes also referred to as “surplus debentures” or “capital notes.” Surplus Notes are unsecured obligations that are subordinated to the claims of policyholders and creditors, where payment of both interest and principal are subject to the approval of the state insurance commissioner, in this case the Mississippi Insurance Department. Although Surplus Notes have the features of debt instruments, including a stated interest rate and maturity date, they are treated as equity under statutory accounting principles. Thus, the Company will not be entitled to receive payment with respect to the Surplus Notes of AHP Title Insurance without the consent of the Mississippi Department of Insurance.

25

Factors Likely to Affect our Title Insurance Business

The ability of AHP Title Insurance to conduct its title insurance business successfully depends on several factors:

•	Health of Real Estate Market: The more real estate transactions there are – both sales and refinancing transactions – the higher the demand for title insurance. Conversely, if the number of transactions declines, whether because of COVID-19, rising interest rates, or for other reasons, demand will be lower.

•	Development and Deployment of Disruptive Technology: We would not succeed competing against the four large title insurance carriers using the same technology and methods they use, and we do not intend to try. Instead, we will need to develop new technologies and deploy them in a cost-effective manner.

•	New Distribution Channels: Rather than focus on personal relationships, which is the traditional way to sell title insurance, we will focus on our technological and cost advantages in marketing to a relatively small number of large title agencies with national reach.

•	Market Acceptance: The title insurance market has seen little innovation over the last 25 years. On one hand, the lack of innovation presents an opportunity for meaningful disruption. On the other hand, disrupting a market as large and important as the title insurance market means convincing many people to do things differently – to change their habits and possibly their business relationships – which is always difficult. Just as Betamax was a better technology than VHS and Zoom might not be the best technology but has gained the widest acceptance during the COVID-19 pandemic, sometimes having the best mousetrap isn’t enough.

Continuing Role of ANTIC

The Company has entered into an agreement with ANTIC captioned “Master Services Agreement” and dated July 24, 2020 (the “ANTIC Agreement”). A copy of the ANTIC Agreement is attached as Exhibit 1A-6E.

Pursuant to the ANTIC Agreement, ANTIC will provide services to AHP Title Insurance including:

•	Assistance with re-domestication to Mississippi

•	Setting up the insurance company and its operations

•	Assistance with obtaining financing through FHLBB

•	Training, continuing education, troubleshooting, and oversight of title agents

•	Underwriting services in connection with title policy issuance

•	Technology services

•	Accounting services

26

•	Establishment of an investment plan

•	Consultation regarding regulatory compliance

•	Support services necessary for “back office” operations

All these services will be subject to the direction and control AHP Title Insurance and its executive officers.

The initial term of the ANTIC Agreement has been extended through July 24, 2022, unless terminated sooner by ANTIC or the Company. Thereafter, the ANTIC Agreement may be renewed by both ANTIC and the Company for successive 12-month terms. The ANTIC Agreement is governed by Missouri law and is intended to apply to both services provided above as well as any future statement of work between ANTIC and AHP Title Insurance.

Key Positions

The following are the key positions in the operations of the title insurance business:

•	Underwriters: The premiums for title insurance are generally regulated and may not be negotiated. Hence, title insurance underwriters do not establish premiums for policies. Instead, underwriters evaluate the risk of transactions and determine what steps should be taken before a transaction can be insured.

•	Claims Counsel: Claims Counsel are typically focused on the claims process but also assist with matters of compliance with state or federal regulation.

•	Agency Manager: All our title business will be through underwritten title agencies. Agency managers are experienced at reviewing a title agency’s practices & procedures (for compliance and risk), making sure the services provided by the underwriter (policies, transaction underwriting and client support) are performed with highest quality and customer service and to conduct routine audits of the agency (financial and ongoing practices & procedures).

•	Statutory Accountant: The insurance industry is subject to a number of special accounting rules. A Statutory Accountant ensures that the carriers books and records reflect these special rules.

The Company has not identified the individuals to serve in these positions and will initially rely on ANTIC to provide these services.

Revenue and Expenses

Our revenue from the title insurance business will consist of:

•	Payments we receive from the title agents who sell our policies (we receive a portion of the premiums they receive from the consumer)

•	Payment we receive for ancillary items like closing protection letters and endorsements

•	Income and appreciation we earn on investments

27

Our expenses will include:

•	Claims made by policyholders

•	Commissions

•	Administrative expenses

•	Legal and accounting expenses

•	Compliance costs

•	Insurance premiums

Steps to Engage in Business

To begin to engage in the title insurance business, the Company must take two critical steps:

•	The Company must obtain a license from the Mississippi Insurance Department. We submitted our application to Mississippi on February 1, 2022, and expect approval by June 30, 2022.

•	The Company must fill the key positions described above.

Government Regulation

Title insurance is regulated by a mix of federal and state laws. In most states, title insurance companies must possess a certificate of authority from the state insurance department to conduct title insurance operations lawfully in that state. Title insurance companies are also subject to capital and surplus requirements, as well as laws requiring them to submit their policy forms and rates for approval by the department of insurance prior to issuing a policy in the state. Most title insurance companies appoint agents to underwrite the risks, collect the premiums, and issue the title insurance policies.

We intend to commence our initial title operations in the state of Mississippi and are currently working with Mississippi’s Department of Insurance to obtain the necessary approvals and permits to establish a title insurance presence in that state. Thereafter, we intend to expand strategically to other states with technical assistance from ANTIC to ensure that we are in compliance with each state’s regulatory regime.

At the federal level, title insurance companies are also regulated by the Real Estate Settlement and Procedures Act (“RESPA”). Among other things, RESPA prohibits kickbacks and referral fees that tend to increase the costs of certain settlement services, including title searches, title examinations, the provision of title certificates, title insurance, and related activities typically provided by title insurance companies. To ensure that we comply with RESPA, we will implement and enforce policies and procedures in compliance with industry standards to prohibit unauthorized kickbacks, referral fees, and overcharges in all aspects of our title insurance business.

28

Our Credit Improvement Loan Business

What is a credit improvement loan?

Three companies in the United States, Transunion, Equifax, and Experian, sell credit information about consumers to banks and other creditors, assigning to every consumer a credit score of between 300 and 850. Consumers with low scores, or no scores at all, can find it difficult or impossible to find credit, e.g., to find a home mortgage or car loan.

The market has responded with a financial tool called a “credit improvement loan.” With a credit improvement loan, the consumer borrows money not to buy a car or a house but for the specific purpose of improving his or her credit – that is, to increase his or her credit score.

The mechanics of a credit improvement loan are simple:

1)      A lender advances money to the consumer.

2)      The money is deposited in an account with a bank or other financial institution.

3)      The lender has a first lien security interest in the account.

4)      The consumer repays the loan over time, using his or her other funds.

5)      If the loan is repaid, the consumer gets the money in the account, which can be used for any purpose, including a down payment on a house, and his or her credit score probably improves.

6)      If the loan is not repaid, the lender gets some or all of the money in the account and the consumer gets the rest.

Thus, the lender takes almost no credit risk in a credit improvement loan and realizes a profit (before administrative costs) equal to the difference between its cost of capital and the interest rate paid by the consumer.

Credit improvement loans are typically between $500 and $5,000.

How Big is the Market?

Approximately 30% of American consumers (68 million) have a credit score lower than 600, which is considered poor. But that is only the tip of the iceberg. More than 50 million American adults had no credit score at all in 2015 while roughly 26 million are “credit invisible,” meaning they have no credit history with a nationwide consumer reporting agency.

Given the importance of credit in the American economy, all of these consumers are potential customers for credit improvement loans.

Our Customer Acquisition Strategy

The $3 billion credit repair industry offers advice and services to consumers hoping to improve their credit to either qualify for certain loans or get more favorable terms on loans. The industry expects to experience significant growth as a result of the COVID-19 pandemic.

The Company will market credit improvement loans to reputable credit services companies and to consumers directly. Additionally, we will provide training to attorneys, real estate agents and mortgage professionals to identify and refer potential homebuyers who could benefit from a credit improvement loan.

29

Competition

Today, most credit improvement loans are made by community credit unions and through so-called “secured credit cards.”

Credit improvement loans have significant advantages over secured credit cards:

•	Secured credit cards require borrowers to put cash equivalent of the entire credit limit in an account owned by the lender in exchange for their use of the card. Credit improvement loans only require borrowers to make monthly payments, not a large lump sum.

•	Secured credit cards charge high interest rates, typically 20+%.

Leverage

The Company and AHP Title Insurance intend to borrow money to make credit improvement loans, subject to regulatory and underwriting approval.

Factors Likely to Affect our Credit Improvement Business

The ability of the Company to conduct its credit improvement loan business successfully depends on several factors:

•	Regulation: The business of credit improvement loans is regulated at both the Federal and State levels. It is possible that future regulation could make the costs and/or risks of participating in the market too high.

•	Ability to Borrow from FHLBB: If we are able to borrow money from FHLBB to make credit improvement loans, our cost of capital will be much lower.

•	Ability to Reach Consumers: Although we believe tens of millions of American consumers could benefit from credit improvement loans, identifying these consumers and convincing them that our products have value could prove difficult. By definition, many consumers who would benefit from a credit improvement loan lack the means to repay such a loan.

Key Positions

The following are the key positions in the operations of the credit improvement loan business:

•	Marketing Director: Our Marketing Director will develop programs to market loans directly to consumers or through partners.

•	Compliance Officer: Our Compliance Officer will ensure that our loans comply with all applicable laws and regulations and meet our socially responsible goals of promoting homeownership.

Revenue and Expenses

Our revenue from credit improvement loans will consist of interest and origination fees paid by borrowers. Our expenses will consist of (i) interest and other costs of capital, (ii) marketing and distribution expenses, and (iii) administrative expenses, including servicing costs.

30

Steps to Engage in Business

To begin making credit improvement loans, the Company needs to fill the key positions above and raise capital. If the Company cannot raise enough capital in the Offering, we will seek to raise capital through other channels.

Government Regulation

Credit improvement loans are subject to regulation by both federal and state laws. At the federal level, all consumer financial products are subject to the Consumer Financial Protection Act of 2010, implemented as Title X of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “CPA”). The CPA prohibits unfair, deceptive, or abusive acts or practices regarding consumer financial products or services. Although what constitutes unfair, deceptive, or abusive acts is highly context specific, in general the CPA requires lenders to make certain disclosures to borrowers and explain the terms of credit improvement loans in plain language.

In addition to the CPA, our credit improvement loans may be subject to the Credit Repair Organizations Act (the “CROA”) implemented by the Federal Trade Commission. The CROA applies to any person who sells, provides, or performs any service in exchange for money or other consideration for the express or implied purpose of improving any consumer’s credit record, credit history, or credit rating. Any person or entity subject to CROA is required to, among other things, make certain disclosures about the terms of the services provided and to include certain statutorily-required provisions such as a three-day right of cancellation.

Finally, most states also have their own consumer protection statutes which generally prohibit unfair and deceptive trade practices with consumers. The common denominator with these state laws, the CPA, and CROA is the requirement that we engage with consumers in a fair, transparent, and ethical way. Given the dual purpose of the Company (e.g., to do well by our investors and the users of our products), we intend to comply with these laws by adopting and enforcing industry-standard policies and procedures in all aspects of our credit improvement loan business.

Rehabilitation of Property with Dove Street

Dove Street and the Dove Street Partnership

Dove Street was incorporated as a California public benefit nonprofit corporation in 2021, primarily to develop and preserve affordable housing in California.

The Dove Street Partnership is a limited partnership formed under the laws of California. Dove Street is the sole general partner and the Company is the sole limited partner. The Dove Street Partnership is governed by a Limited Partnership Agreement dated February 16, 2022, as amended (the “Dove Street Partnership Agreement”). In general, Dove Street controls the Dove Street Partnership as its sole general partner. However, the consent of the Company is required for certain major actions, including (i) purchases of property, (ii) sales of property, (iii) borrowing money, (iv) replacing the general partner, (v) dissolving the company, (vi) filing for bankruptcy protection, and (vii) entering into significant contracts.

The Dove Street Partnership was formed to buy, rehabilitate, market, lease, and/or sell affordable housing. Because Dove Street is the general partner, the Dove Street Partnership qualifies as an “eligible bidder” under California SB 1079, which was enacted in 2020 and made a significant change in California’s foreclosure laws.

Under prior law, an auction of property at a foreclosure sale set the final price of the property and provided marketable title to the buyer of the property, or to the lender if the property reverted to the lender. Under SB 1079, an “eligible bidder” can purchase the property from the winner of the foreclosure auction by offering to buy the property for anything higher than the auction price.

“Eligible bidders” include (i) the tenant living in the property, (ii) a person who wants to purchase the property as his or her primary residence, and (iii) certain types of non-profit organizations.

31

In effect, the law provides an incentive for own-occupied real estate, to repair blighted neighborhoods.

As an “eligible bidder,” the Dove Street Partnership may bid on foreclosed property, after the property has gone through the foreclosure process. When it wins a bid, it intends to renovate the property and sell to an owner-occupant.

The Company’s Role in the Partnership

The Company is the sole limited partner in the Dove Street Partnership. Its role is to provide up to $30 million of capital to fund the Dove Street Partnership’s operations and acquisitions and renovations of property.

When Dove Street, as general partner, identifies a property it believes the Dove Street Partnership should acquire it will notify the Company. If the Company agrees, the Company will contribute the required capital, up to the $30 million cap. Dove Street will then be responsible for acquiring, rehabilitating, and selling the property.

Leverage

The Dove Street Partnership might borrow money to finance a part of the cost of acquiring and rehabilitating real estate.

Offices and Employees

Offices

The Company’s office is located at 440 S LaSalle Street, Suite 1110, Chicago, IL 60605. The Company occupies approximately 1,200 square feet of leased office space.

Employees

The Company current has six employees, all part time. All its employees are located in Chicago.

32

SECURITIES BEING OFFERED

Description of Securities

We are offering to the public up to $75,000,000 of Series A Preferred Stock, which we refer to as the “Series A Preferred Stock.”

Price of Series A Preferred Stock

We will offer the Series A Preferred Stock at a fixed price. Initially, the fixed price is $10.00 per share. During the term of this Offering we may increase or decrease the fixed price to reflect changes in the value of our assets and the amount of our liabilities (which will be determined by the Manager in its sole and absolute discretion), but only in compliance with the law and regulations issued by the SEC. For example, SEC regulations do not permit “at the market” offerings.

Voting Rights

Owners of the Series A Preferred Stock – that is, Investors – will have no right to vote or otherwise participate in the management of the Company. Instead, the Company is managed by the Board of Directors exclusively. However, without the consent of a majority of the Investors, measured by the number of shares held, the Board may not amend the Company’s LLC Agreement in a manner that would reasonably be expected to have an adverse effect on the Company or its Stockholders.

Distributions

If the Company has money after paying all of its expenses (and establishing appropriate reserves for future obligations), it intends to distribute that money to its stockholders. We intend to make distributions on a monthly basis. Distributions to Investors will be governed by the Authorizing Resolution, which (together with the LLC Agreement) contains the terms of the Series A Preferred Stock. The Authorizing Resolution provides that, while any share of Series A Preferred Stock remains outstanding, any distributions by the Company must be made in the following order of priority:

•	First to Investors until they have received a compounded annual return of 7% on their invested capital (the “Series A Preferred Return”).

•	Second to Investors until they have received all of their invested capital.

•	Third, after Investors have received their 7% annual return and all their invested capital, we will keep any remaining profit for ourselves.

After receiving their compounded return of 7% per year and a full return of their invested capital, Investors will have no further interest in the Company and their Shares of Series A Preferred Stock will be canceled.

The Authorizing Resolution is attached as Exhibit 1A-2C.

EXAMPLE: Suppose Investors had contributed $10M to the Company (by purchasing and at the end of the first year the Company distributed $2.1M. Investors would receive $700,000 as the Series A Preferred Return and $1.4M as a return of capital. As of the first day of the second year Investors would have $8.6M of capital remaining.

EXAMPLE: Suppose that at the end of the second year the Company distributed $4.3M. Investors would receive $602,000 as the Series A Preferred Return (7% of $8.6M) and $3,698,000 as a return of capital. As of the first day of the second year Investors would have $4,902,000 of capital remaining.

EXAMPLE: Suppose that at the end of the third year the Company distributed $5.7M. Investors would receive $343,140 as the Series A Preferred Return and $4,902,000 as a return of capital. The remaining $454,860 would be distributed to the Common’s common stockholders and Investors would no longer have any interest in the Company.

33

IMPORTANT NOTE: The distribution “waterfall” discussed above describes only the order of priority in which the Company must make distributions to the extent it has money to distribute – it is not a guaranty that the Company will generate sufficient income to make any distributions. There is no guaranty that we will have enough money to pay Investors a 7% return, or even to return their capital. The Company has not yet commenced operations, has not generated profits, and may be unable to pay distributions.

Term of Series A Preferred Stock

The Authorizing Resolution provides that the Board must try to return all of the money invested by each Investor no later than the fifth (5th) anniversary following the investment. If the Company doesn’t have enough money, holders of our Series A Preferred Stock might receive a return of their investment later than five years, or not at all. If the Company is profitable, as we expect it to be, it is very likely that investors will receive a return of their investment sooner than five years.

How We Decide How Much To Distribute

To decide how much to distribute, we start with our revenues and expenses described in “Our Company and Business – Our Mortgage Loan Business – Revenue and Expenses.” We then add any distributions or loan repayments we have received from AHP Title Insurance and subtract other cash expenditures (including contributions or advances to AHP Title Insurance) and amounts we believe should be held in reserve against future contingencies.

Withholding

In some situations, we might be required by law to withhold taxes and/or other amounts from distributions made to Investors. The amount we withhold will still be treated as part of the distribution. For example, if we distribute $100 to you and are required to withhold $10 in taxes, for our purposes you will be treated as having received a distribution of $100 even though you received a check for only $90.

For instance, as the Company operates in Illinois, Investors may generate a tax liability to the State of Illinois. The Company can file a consolidated tax return with the State of Illinois for non-Illinois residents and entities, regardless of domicile. To satisfy the Illinois tax liability, the Company may withhold the Illinois tax (equal to 4.35% of Illinois income in 2017, although subject to change) from an Investor’s distribution once per year or upon early redemption. Investors who live in states with their own income tax may be allowed to credit the Illinois tax payment against their own state’s income tax. The Illinois tax can also be claimed as an itemized deduction (for investors who itemize deductions) on Investors’ federal returns.

By filing as part of the consolidated return, investors would generally not be required to file their own State of Illinois tax returns if their only Illinois income is derived from their investment in the Company. Investors who do not want withholding and want to take responsibility for their own Illinois tax liability may choose to execute the Illinois Department of Revenue Form IL-1000-E Certificate of Exemption for Pass-through Withholding Payments. A completed IL-1000-E should be provided to the Company any time prior to December 31st of any tax year, or prior to tendering an early redemption request, in order to opt out of withholding. Once a Form IL-1000-E is received by the Company, this will remain in effect for the life of an Investor’s investment(s), unless new instructions are received from Investor.

No Guaranty

We can only distribute as much money as we have. There is no guaranty that we will have enough money, after paying expenses, to distribute enough to pay a 7% annual return to Investors or even to return all of the invested capital.

Transfers

No Investor may sell, transfer, or encumber (place a lien on) his Series A Preferred Stock unless (i) the Board, in its sole and absolute discretion, approves the transfer; or (ii) in the case of an Investor that is a natural person, such Investor dies or a court finds that he or she is legally incompetent, in which case the Series A Preferred Stock shall be transferred automatically to the heirs or personal representative of the Investor. The Company also has a right of first refusal to purchase any shares of the Company a stockholder proposes to transfer.

34

Certain transfers are exempt from this provision – a transfer of shares to or for the benefit of any spouse, child or grandchild of the Investor, or to a trust for their exclusive benefit, shall be exempt from these provisions, provided that (i) the transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of the LLC Agreement, and (ii) such shares shall not thereafter be transferred in further reliance on this exemption. Transfers pursuant to the Company’s limited right of liquidity are also exempt from this restriction.

Before the Board consents to a transfer of Series A Preferred Stock, it may impose reasonable conditions, including but not limited to written assurance that (i) the transfer is not required to be registered under the Securities Act of 1933, (ii) the transferor or the transferee will reimburse the Company for expenses incurred in connection with the transfer, and (iii) the transfer will not cause the termination of the Company as a partnership under section 708 of the Internal Revenue Code or cause the Company to be treated as a “publicly traded partnership” under section 7704 of the Internal Revenue Code.

Mandatory Withdrawals

The Company may require an Investor to sell all or a portion of his, her or its Series A Preferred Stock back to the Company in the following circumstances:

•	If the Company determines that all or any portion of the assets of the Company would, in the absence of such repurchase, more likely than not be treated as “plan assets” or otherwise become subject to the Employee Retirement Income Security Act of 1974;

•	If the Company believes the Investor made a material misrepresentation to the Company;

•	If legal or regulatory proceedings are commenced or threatened against the Company or any of its members arising from or relating to the Investor’s interest in the Company;

•	If the Investor transferred Series A Preferred Stock in violation of the LLC Agreement;

•	If the Company believes that the Investor’s ownership has caused or will cause the Company to violate any law or regulation;

•	If the Investor has violated any of his, her, or its obligations to the Company or to the other Stockholders; or

•	If the Investor is engaged in, or has engaged in, conduct (including but not limited to criminal conduct) that (A) brings the Company, or threatens to bring the Company, into disrepute, or (B) is adverse and fundamentally unfair to the interests of the Company or the other members of the Company.

The purchase price of the shares of series A Preferred Stock would be equal to the Investor’s capital account associated with such shares, which would be paid by wire transfer or other immediately-available funds at closing, which would be held within sixty (60) days following written notice from the Company of its election to repurchase the shares. If the Company causes an Investor to sell all of the Investor’s Series A Preferred Stock, the Investor will have no further interest in the Company.

Limited Right of Liquidity

The Authorizing Resolution that establishes the Series A Preferred Stock gives Investors a limited right of liquidity by giving them right to request that the Company purchase, or arrange for the purchase of, all or a portion of their Series A Preferred Stock. To request that the Company purchase or arrange for the purchase shares, Investors must submit a written request to the Company specifying the number of shares the Investor desires to sell. If the request is received by the fifteenth (15th) day of a calendar month, the Company will use commercially reasonable efforts to arrange for the purchase (or notify the Investor that the Company cannot accommodate the request) by the end of such month; if the request is received by the Company after the fifteenth (15th) day of a month, the Company will use commercially reasonable efforts to arrange for the purchase (or notify the Investor that the Company cannot accommodate the request) by the end of the following month.

35

If the Company is not able to purchase or arrange for the purchase an Investor’s shares and so notifies the Investor within the time limits described above, the Investor may either rescind the request or maintain the request on a month-to-month basis until satisfied or rescinded. Investors have the right to withdraw a purchase request in writing at any time prior to the closing of the sale, provided that if an investor withdraws the request, any subsequent request will be treated as a new request.

This limited right of liquidity is subject to important limitations:

•	The Company is not required to purchase or arrange for the purchase of shares if the Company determines, in its sole discretion, that it does not have sufficient cash to do so or that doing so would be adverse to the interests of the Company or its other Stockholders.

•	The Company is not required to borrow money or dispose of assets.

•	During any given calendar year (i) the Company shall not be obligated to purchase or arrange for the purchase of more than 25% of an Investor’s total shares of Series A Preferred Stock (although it may choose to do so in its sole discretion), and (ii) the Company shall not be obligated to purchase or arrange for the purchase of more than 5% of the total number of shares of Series A Preferred Stock issued and outstanding (although it may choose to do so in its sole discretion).

•	The Delaware Limited Liability Company Act may limit the Company’s ability to repurchase shares. Under Section 18-607 of the Delaware Limited Liability Company Act, Delaware limited liability companies are generally prohibited from making distributions that would result in the company’s liabilities exceeding the fair value of its assets.

The purchase price of Series A Preferred Stock repurchased pursuant to the limited right of liquidity will be equal to the balance of the Investor’s unreturned investment relating to such shares, subject to certain adjustments as follows. If the sale occurs within one year following the date the Investor acquired the shares being sold, the purchase price will be reduced by an amount sufficient to reduce the Investor’s annualized Series A Preferred Return through the date of the repurchase from 7% to 5% (to the extent the Investor has received distributions of the Series A Preferred Return); if the repurchase occurs more than one year but less than two years from date of acquisition, the annualized Series A Preferred Return will be reduced from 7% to 6%. For purposes of this provision, the shares purchased first in time will be treated as being sold first for purposes of calculating the applicable holding period.

If more than one Investor requests that the Company purchase its Series A Preferred Stock, the Company will consider the requests in the order received.

36

LIMIT ON AMOUNT A NON-ACCREDITED INVESTOR CAN INVEST

As long as an Investor is at least 18 years old, they can invest in this Offering. But if the Investor is not an “accredited investor,” the amount they can invest is limited by law.

Under 17 CFR §230.501, a regulation issued by the Securities and Exchange Commission, the term “accredited investor” includes:

•	A natural person who has individual net worth, or joint net worth with the person's spouse or spousal equivalent, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person;

•	A natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

•	A natural person who holds any of the following licenses from the Financial Industry Regulatory Authority (FINRA): a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82), or a Licensed Investment Adviser Representative license (Series 65);

•	A natural person who is a "knowledgeable employee" of the issuer, if the issuer would be an "investment company" within the meaning of the Investment Company Act of 1940 (the "ICA") but for section 3(c)(1) or section 3(c)(7) of the ICA;

•	An investment adviser registered under the Investment Advisers Act of 1940 (the "Advisers Act") or the laws of any state;

•	Investment advisers described in section 203(l) (venture capital fund advisers) or section 203(m) (exempt reporting advisers) of the Advisers Act;

•	A trust with assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

•	A business in which all the equity owners are accredited investors;

•	An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

•	A bank, insurance company, registered investment company, business development company, small business investment company, or rural business development company;

37

•	A charitable organization, corporation, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets exceeding $5 million;

•	A "family office," as defined in rule 202(a)(11)(G)-1 under the Advisers Act, if the family office (i) has assets under management in excess of $5,000,000, (ii) was not formed for the specific purpose of acquiring the securities offered, and (iii) is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

•	Any "family client," as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements above, whose investment in the issuer is directed by such family office;

•	Entities, including Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that were not formed to invest in the securities offered and own investment assets in excess of $5 million; or

•	A director, executive officer, or general partner of the company selling the securities, or any director, executive officer, or general partner of a general partner of that issuer.

If the Investor falls within any of those categories, then the Investor can invest any amount permitted on the Platform. If the Investor does not fall within any of those categories, then the most they can invest in this Offering is the greater of:

•	10% of their annual income; or

•	10% of their net worth.

These limits are imposed by law, not by the Company.

The Company will determine whether an Investor is accredited when he, she, or it creates an account on the Platform.

38

THE OFFERING

In the Offering, we are offering up to $75,000,000 of our Series A Preferred Stock, which we refer to as the “Series A Preferred Stock.” Through December 31, 2021 we had raised $334,354 in the Offering.

The Offering was qualified by the SEC on September 30,2021 and will end on the sooner of:

•	A date determined by the Company; or

•	The date the Offering is required to terminate by law.

Only the Company is selling securities in this Offering. None of our existing Stockholders is selling any securities.

There is no “minimum” in this Offering. Although we are trying to raise as much as $75,000,000, we will accept and deploy all the money we raise, no matter how little.

We are not using an underwriter or broker to sell the Series A Preferred Stock. Instead, we are selling Series A Preferred Stock only through the Platform, www.AHPTitle.com. We are not paying commissions to anybody for selling the Series A Preferred Stock.

We reserve the right to reject any subscription in whole or in part for any reason. If we reject your subscription, we will return all your money without interest or deduction.

We intend to advertise the Offering using Platform and through other means, including public advertisements and audio-visual materials, in each case only as we authorize. Although these materials will not contain information that conflicts with the information in this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Series A Preferred Stock, our advertising materials will not give a complete understanding of this Offering, the Company, or the Series A Preferred Stock and are not to be considered part of this Offering Circular. The Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Series A Preferred Stock.

For instructions how to invest, see “How To Invest.”

39

HOW TO INVEST

To buy Series A Preferred Stock, go to our Platform, www.AHPTitle.com, and follow the instructions. We will ask for certain information about you, including:

•	Your name and address;

•	Your social security number (for tax reporting purposes);

•	Whether you are an “accredited investor”; and

•	If you are not an accredited investor, your income and net worth.

We will also ask you to sign our Amended and Restated Investment Agreement, a copy of which is attached as Exhibit 1A-4B, which Amended and Restated Investment Agreement shall replace the Investment Agreement previously attached as Exhibit 1A-4.

You will pay for your Series A Preferred Stock using one of the options described on the Platform.

The information you submit, including your signed Investment Agreement, is called your “subscription.” We will review your subscription and decide whether to accept it. We have the right to accept or reject subscriptions in our sole discretion, for any reason or for no reason. If we decide not to accept your subscription, we will return your money to you.

Once we have accepted your subscription, we will notify you by email and the investment process will be complete. We will also notify you by email if we do not accept your subscription, although we might not explain why.

We will not issue you a paper certificate representing your Series A Preferred Stock.

Anyone can buy our Series A Preferred Stock. We do not intend to limit investment to people with a certain income level or net worth.

The minimum investment is $100.

40

USE OF PROCEEDS

The Company has raised approximately $334,354 in the Offering to date, which has been spent as follows:

Costs of Offering (Legal & Accounting)	$75,000
Acquisition of Gulf Coast Title	$259,354

Going forward, we expect additional amounts we raise in the Offering to be spent approximately as follows:

	If we Raise $25M	If we Raise $50M	If we Raise $75M
Purchase of AHP Title Insurance	$750,000	$750,000	$750,000
Purchase of Non-Performing Mortgage Loans	$2,000,000	$9,750,000	$25,500,000
Capital Requirements of AHP Title Insurance	$3,000,000	$3,000,000	$3,000,000
Credit Improvement Loans	$4,250,000	$8,500,000	$12,750,000
Investment in Dove Street Partnership	$12,000,000	$25,000,000	$30,000,000
Startup and Operating Expenses	$2,000,000	$2,000,000	$2,000,000
Other Working Capital	$1,000,000	$1,000,000	$1,000,000

These represent our best estimates as of the date of this Offering Circular and are subject to change.

We are not paying commissions to underwriters, brokers, or anybody else for selling or distributing the Series A Preferred Stock. Because we are not paying any commissions, more of your money can go to work for you.

41

SUMMARY OF LLC AGREEMENT

The Company is governed by an agreement captioned “Limited Liability Company Agreement” dated December 18, 2020, which we refer to as the “LLC Agreement.” The following summarizes some of the key provisions of the LLC Agreement. This summary is qualified in its entirety by the LLC Agreement itself, which is included as Exhibit 1A-2B.

Formation and Ownership

The Company was formed in Delaware on March 26, 2020 pursuant to the Delaware Limited Liability Company Act.

As of the date of this Offering Circular, the only owner of the Company is American Homeowner Preservation, Inc., a Delaware corporation (“AHP”). When Investors buy Shares of Series A Preferred Stock in this Offering, they, too, will become owners.

Classes of Ownership

Under Delaware law, the ownership interests in a limited liability company are called “limited liability company interests.” The LLC Agreement creates two kinds of limited liability company interests in the Company:

•	Common Shares

•	Investor Shares

The LLC Agreement authorizes the Company to issue up to 1,000,000 Common Shares and up to 19,000,000 Investor Shares.

The LLC Agreement also authorizes the Company to divide the Investor Shares into classes, by way of an authorizing resolution. Pursuant to the Authorizing Resolution dated December 18, 2020 (a copy of which is attached as Exhibit 1A-2C), the Company’s Board of Directors authorized the issuance of up to 7,500,000 shares of Series A Preferred Stock (the class of shares being offered in this Offering). The Series A Preferred Stock will be owned by Investors who purchase shares of Series A Preferred Stock in the Offering. Our directors, officers and employees (and their affiliates) might also acquire Series A Preferred Stock (on the same terms as other Investors).

The Series A Preferred Stock and the Common Shares have different rights to distributions, as described under “Distributions.” Otherwise, there are no differences between the Series A Preferred Stock and the Common Shares.

The Common Shares of the Company are and will continue to be owned by AHP and its affiliates.

Management; Voting Rights

The LLC Agreement vests exclusive authority over the business and affairs of the Company in a Board of Directors, with our founder, Jorge P. Newbery, being one of the members and having the right to appoint the others. Further, the LLC Agreement gives Mr. Newbery that number of votes on any decision of the Board equal to the number of seats on the Board. Thus, Mr. Newbery will control all decisions of the Board and will have complete control over the Company. At this time, the Board is composed of Jorge P. Newbery (our Founder), Echeverria Kelly, and Patrick McLaughlin.

The LLC Agreement authorizes the Board to appoint officers of the Company from time to time and give them such duties and responsibilities as the Board shall determine.

42

Investors do not have voting rights, except in connection with certain stockholder approvals required in connection with certain material amendments to the LLC Agreement. Among other things, this means that Investors will not have the right to elect Board members or officers, remove Board members or officers, or generally vote on or otherwise approve or reject any decisions or actions of the Company.

Exculpation, Limitation of Liability and Indemnification of Directors and Officers

The LLC Agreement protects the directors, officers and employees of the Company and their affiliates from lawsuits brought by Investors or other parties. For example, it provides that such persons will not be responsible to Investors or the Company for mistakes, errors in judgment, or other acts or omissions (failures to act) as long as the act or omission was not the result of fraud or willful misconduct by such persons. This limitation of liability is referred to as “exculpation.”

Further, the LLC Agreement provides that the directors, officers and employees of the Company do not owe any fiduciary duties to the Company or its stockholders, and that any fiduciary duties that may be implied by applicable law are expressly waived by the stockholders (including Investors) and the Company. This means that stockholders would generally be barred from bringing claims for breach of fiduciary duty, misappropriation of business opportunities, or similar claims alleging that the directors, officers and/or employees of the Company breached some duty or obligation to stockholders or the Company (but not claims based on a breach of the terms of the LLC Agreement or Authorizing Resolution).

The waiver of fiduciary duties and the exculpation provisions discussed above do not apply to claims made under the federal securities laws.

The LLC Agreement also requires the Company to indemnify (reimburse) the directors, officers and employees of the Company and their affiliates from losses, liabilities, and expenses they incur in performing their duties, provided that they (i) acted in good faith and in a manner believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) the challenged conduct did not constitute fraud or willful misconduct, in either case as determined by a final, non-appealable order of a court of competent jurisdiction. For example, if a third party sued the directors and officers of the Company on a matter related to the Company’s business, the Company would be required to indemnify the directors and officers for any losses or expenses they incur in connection with the lawsuit, including attorneys’ fees, judgments, etc. However, this indemnification is not available where a court or other juridical or governmental body determines that the person to be indemnified is not entitled to indemnification under the standard described in the preceding sentence.

Notwithstanding the foregoing, no exculpation or indemnification is permitted to the extent such exculpation or indemnification would be inconsistent with the requirements of federal or state securities laws or other applicable law.

The detailed rules for exculpation and indemnification are set forth in Section 6 of the LLC Agreement.

Obligation to Contribute Capital

Once an Investor pays for his, her, or its Series A Preferred Stock, he, she, or it will not be required to make any further contributions to the Company. However, if an Investor has wrongfully received a distribution, he, she, or its might have to pay back some or all of it.

Personal Liability

No Investor will be personally liable for any of the debts or obligations of the Company.

Death, Disability, Etc.

If an Investor should die or become incapacitated, his, her or its successors will continue to own the Series A Preferred Stock.

43

“Drag-Along” Right

If the Board wants to sell the business conducted by the Company, it may effect the transaction as a sale of the assets owned by the Company or as a sale of all the equity interests in the Company. In the latter case, Investors will be required to sell their Series A Preferred Stock as directed by the Board, receiving the same amount they would have received had the transaction been structured as a sale of assets.

Rights to Information

Each year, the Company will provide Investors with (i) a statement showing in reasonable detail the computation of the amount distributed to the Investors, (ii) a balance sheet of the Company, (iii) a statement of the income and expenses of the Company, and (iv) information for Investors to prepare their tax returns. The balance sheet and statement of income and expenses do not have to be audited, at least for purposes of the LLC Agreement.

By law, the Company also will be required to provide investors with additional information, including annual audited financial statements, annual reports filed on SEC Form 1-K, semiannual reports filed on SEC Form 1-SA, special financial reports filed on SEC Form 1-K, and current reports on SEC Form 1-U. If the Series A Preferred Stock is held “of record” by fewer than 300 persons, these reporting obligations could be terminated.

An Investor’s right to see additional information or inspect the books and records of the Company is limited by the LLC Agreement.

Electronic Delivery

All documents, including all tax-related documents, will be transmitted by the Company to Investors via electronic delivery.

Amendment

The Board may amend the LLC Agreement unilaterally (that is, without the consent of anyone else) for a variety of purposes, including to:

•	Cure typographical errors, ambiguities or inconsistencies in the LLC Agreement;

•	Add to its own obligations or responsibilities;

•	Change the name of the Company;

•	Ensure that the Company satisfies applicable laws, including tax and securities laws; or

•	For other purposes the Board deems advisable.

However, the Board may not adopt any amendment that would reasonably be expected to have an adverse effect on the Company or its stockholders, without the consent of stockholders holding a majority of all issued and outstanding shares of the Company’s capital stock.

44

FEDERAL INCOME TAX CONSEQUENCES

The following summarizes some of the federal income tax consequences of acquiring our Series A Preferred Stock. This summary is based on the Internal Revenue Code (the “Code”), regulations issued by the Internal Revenue Service (“Regulations”), and administrative rulings and court decisions, all as they exist today. The tax laws, and therefore the federal income tax consequences of acquiring Series A Preferred Stock, could change in the future.

This is only a summary, applicable to a generic Investor. Your personal situation could differ. We encourage you to consult with your own tax advisor before investing.

Classification as a Partnership

The Company will be treated as a partnership for federal income tax purposes.

If the Company were treated as a corporation and not as a partnership for federal income tax consequences, any operating profit or gain on sale of assets would generally be subject to two levels of federal income taxation. By making the Company less profitable, this could reduce the economic return to Investors.

Federal Income Taxation of the Company and its Owners

As a partnership, the Company will not itself be subject to federal income taxes. Instead, each Investor will be required to report on his personal federal income tax return his distributive share of income, gains, losses, deductions and credits for the taxable year, whether or not actual distributions of cash or other property are made to him. Each Investor’s distributive share of such items will be determined in accordance with the LLC Agreement.

Deduction of Losses

The Company is not expected to generate significant losses for federal income tax purposes. If it does generate losses, each Investor may deduct his allocable share subject to the basis limitations of Code section 704(d), the “at risk” rules of Code section 465, and the “passive activity loss” rules of Code section 469. Unused losses generally may be carried forward indefinitely. The use of tax losses generated by the Company against other income may not provide a material benefit to Investors who do not have other taxable income from passive activities.

Tax Basis

Code section 704(d) limits an Investor’s loss to his tax “basis” in his Series A Preferred Stock. An Investor’s tax basis will initially equal his capital contribution (i.e., the purchase price for his Series A Preferred Stock). Thereafter, his basis generally will be increased by further capital contributions made by the Investor, his allocable share of the taxable and tax-exempt income of the Company, and his share of certain liabilities of the Company. His basis generally will be decreased by the amount of any distributions he receives, his allocable share of the losses and deductions of the Company, and any decrease in his share of liabilities.

45

20% Deduction for Pass-Through Entities

In general, the owners of a partnership, or an entity (like the Company) that is treated as a partnership for Federal income tax purposes, may deduct up to 20% of the amount of taxable income and gains allocated to them by the partnership, excluding certain items like interest and capital gains. However, the deduction claimed by any owner may not exceed the greater of:

•	The owner’s share of 50% of the wages paid by the partnership; or

•	The sum of:

o	The owner’s share of 20% of the wages paid by the partnership; plus

o	The owner’s share of 2.5% of the cost of certain depreciable assets of the partnership.

At least initially, the Company will not pay wages or own depreciable assets. Hence, Investors will not be entitled to any deduction under this provision.

Limitations of Losses to Amounts at Risk

In the case of certain taxpayers, Code section 465 limits the deductibility of losses from certain activities to the amount the taxpayer has “at risk” in the activities. An Investor subject to these rules will not be permitted to deduct his allocable share of the losses of the Company to the extent the losses exceed the amount he is considered to have at risk. If an Investor’s at risk amount should fall below zero, he would generally be required to “recapture” such amount by reporting additional income.

An Investor generally will be considered at risk to the extent of his cash contribution (i.e., the purchase price for his Series A Preferred Stock), his basis in other contributed property, and his personal liability for repayments of borrowed amounts. His amount at risk will generally be increased by further contributions and his allocable share of the income of the Company, and decreased by distributions he receives and his allocable share of the losses of the Company. With respect to amounts borrowed for investment in the Company, an Investor will not be considered to be at risk even if he is personally liable for repayment if the borrowing was from a person who has certain interests in the Company other than an interest as a creditor. In all events, an Investor will not be treated as at risk to the extent his investment is protected against loss through guarantees, stop loss agreements, or other similar arrangements.

Limitations on Losses From Passive Activities

In the case of certain taxpayers, Code section 469 generally provides for a disallowance of any loss attributable to “passive activities” to the extent the aggregate losses from all such passive activities exceed the aggregate income of the taxpayer from such passive activities. Losses that are disallowed under these rules for a given tax year may be carried forward to future years to be offset against passive activity income in such future years. Furthermore, upon the disposition of a taxpayer’s entire interest in any passive activity, if all gain or loss realized on such disposition is recognized, and such disposition is not to a related party, any loss from such activity which was not previously allowed as a deduction and any loss from the activity for the current year is allowable as a deduction in such year, first against income or gain from the passive activity for the taxable year of disposition, including any gain recognized on the disposition, next against net income or gain for the taxable year from all passive activities, and, finally, against any other income or gain.

The Company will be treated as a passive activity to Investors. Hence, Investors generally will not be permitted to deduct their losses from the Company except to the extent they have income from other passive activities. Similarly, tax credits arising from passive activity will be available only to offset tax from passive activity. However, all such losses, to the extent previously disallowed, will generally be deductible in the year an Investor disposes of his entire interest in the Company in a taxable transaction.

46

Limitation on Capital Losses

An Investor who is an individual may deduct only $3,000 of net capital losses every year (that is, capital losses that exceed capital gains). Net capital losses in excess of $3,000 per year may generally be carried forward indefinitely.

Limitation on Investment Interest

Interest that is characterized as “investment interest” generally may be deducted only against investment income. Investment interests would include, for example, interest paid by an Investor on a loan that was incurred to purchase Series A Preferred Stock and interest paid by the Company to finance investments, while investment income would include dividends and interest but would not generally include long term capital gain. Thus, it is possible that an Investor would not be entitled to deduct all of his or her investment interest. Any investment interest that could not be deducted may generally be carried forward indefinitely.

Treatment of Liabilities

If the Company borrows money or otherwise incurs indebtedness, the amount of the liability will be allocated among all of the owners of the Company (including Investors) in the manner prescribed by the Regulations. In general (but not for purposes of the “at risk” rules) each owner will be treated as having contributed cash to the Company equal to his allocable share of all such liabilities. Conversely, when an owner’s share of the Company’s liabilities is decreased (for example, if the Company repays loans or an owner disposes of Series A Preferred Stock) then such owner will be treated as having received a distribution of cash equal to the amount of such decrease.

Allocations of Profits and Losses

The profits and losses of the Company will be allocated among all of the owners of the Company (including the Investors) by the Board pursuant to the rules set forth in the LLC Agreement. In general, the Board will seek to allocate such profits and losses in a manner that corresponds with the distributions each owner is entitled to receive, i.e., so that tax allocations follow cash distributions. Such allocations will be respected by the IRS if they have “substantial economic effect” within the meaning of Code section 704(b). If they do not, the IRS could re-allocate items of income and loss among the owners.

Sale or Exchange of Series A Preferred Stock

In general, the sale of Series A Preferred Stock by an Investor will be treated as a sale of a capital asset. The amount of gain from such a sale will generally be equal to the difference between the selling price and the Investor’s basis. Such gain will generally be eligible for favorable long-term capital gain treatment if the Series A Preferred Stock were held for at least 12 months. However, to the extent any of the sale proceeds are attributable to substantially appreciated inventory items or unrealized receivables, as defined in Code section 751, the Investor will recognize ordinary income.

If, as a result of a sale of Series A Preferred Stock, an Investor’s share of the liabilities of the Company is reduced, such Investor could recognize a tax liability greater than the amount of cash received in the sale.

Code section 6050K requires any Investor who transfers Series A Preferred Stock at a time when the Company has unrealized receivables or substantially appreciated inventory items to report such transfer to the Company. If so notified, the Company must report the identity of the transferor and transferee to the IRS, together with such other information described in the Regulations. Failure by an Investor to report a transfer covered by this provision may result in penalties.

47

A gift of Series A Preferred Stock will be taxable if the donor-owner’s share of the Company debt is greater than his adjusted basis in the gifted interest. The gift could also give rise to federal gift tax liability. If the gift is made as a charitable contribution, the donor-owner is likely to realize gain greater than would be realized with respect to a non-charitable gift, since in general the owner will not be able to offset the entire amount of his adjusted basis in the donated Series A Preferred Stock against the amount considered to be realized as a result of the gift (i.e., the debt of the Company).

Transfer of Series A Preferred Stock by reason of death would not in general be a taxable event, although it is possible that the IRS would treat such a transfer as taxable where the decedent-owner’s share of debt exceeds the pre-death basis of his interest. The decedent-owner’s transferee will take a basis in the Series A Preferred Stock equal to its fair market value at death (or, in certain circumstances, on the date six (6) months after death), increased by the transferee’s share of debt. For this purpose, the fair market value will not include the decedent’s share of taxable income to the extent attributable to the pre-death portion of the taxable year.

Treatment of Distributions

Upon the receipt of any distribution of cash or other property, including a distribution in liquidation of the Company, an Investor generally will recognize income only to the extent that the amount of cash and marketable securities he receives exceed the basis of his Series A Preferred Stock. Any such gain generally will be considered as gain from the sale of his Series A Preferred Stock.

Alternative Minimum Tax

The Code imposes an alternative minimum tax on individuals and corporations. Certain items of the Company’s income and loss may be required to be taken into account in determining the alternative minimum tax liability of Investors.

Taxable Year

The Company will report its income and losses using the calendar year. In general, each Investor will report his, her or its share of the Company’s income and losses for the taxable year of such Investor that includes December 31st, i.e., the calendar year for individuals and other owners using the calendar year.

Section 754 Election

The Company may, but is not required to, make an election under Code section 754 on the sale of Series A Preferred Stock or the death of an Investor. The result of such an election is to increase or decrease the tax basis of the assets of the Company for purposes of allocations made to the buyer or beneficiary which would, in turn, affect depreciation deductions and gain or loss on sale, among other items.

Unrelated Business Taxable Income for Tax-Exempt Investors

A church, charity, pension fund, or other entity that is otherwise exempt from federal income tax must nevertheless pay tax on “unrelated business taxable income.” In general, interest and gains from the sale of property (other than inventory) are not treated as unrelated business taxable income. However, interest and gains from property that was acquired in whole or in part with the proceeds of indebtedness may be treated as unrelated business taxable income. Because the Company might borrow money to buy loans or other assets, some of the income of the Company could be subject to tax in the hands of tax-exempt entities.

Tax Returns and Tax Information; Audits; Penalties; Interest

The Company will furnish each Investor with the information needed to be included in his federal income tax returns. Each Investor is personally responsible for preparing and filing all personal tax returns that may be required as a result of his purchase of Series A Preferred Stock. The tax returns of the Company will be prepared by accountants selected by the Company.

48

If the tax returns of the Company are audited, it is possible that substantial legal and accounting fees will have to be paid to substantiate our position and such fees would reduce the cash otherwise distributable to Investors. Such an audit may also result in adjustments to our tax returns, which adjustments, in turn, would require an adjustment to each Investor’s personal tax returns. An audit of our tax returns may also result in an audit of non-Company items on each Investor’s personal tax returns, which in turn could result in adjustments to such items. The Company is not obligated to contest adjustments proposed by the IRS.

Each Investor must either report Company items on his tax return consistent with the treatment on the information return of the Company or file a statement with his tax return identifying and explaining the inconsistency. Otherwise the IRS may treat such inconsistency as a computational error and re-compute and assess the tax without the usual procedural protections applicable to federal income tax deficiency proceedings.

The Board will serve as the “tax matters partner” of the Company and will generally control all proceedings with the IRS.

The Code imposes interest and a variety of potential penalties on underpayments of tax.

Other Tax Consequences

The foregoing discussion addresses only selected issues involving federal income taxes, and does not address the impact of other taxes on an investment in the Company, including federal estate, gift, or generation-skipping taxes, or State and local income or inheritance taxes. Prospective Investors should consult their own tax advisors with respect to such matters.

49

MANAGEMENT DISCUSSION

Operating Results

For year ending December 31, 2021, the Company generated $18,555 in revenue. Operating losses over the that period totaled $668,611 and were primarily driven by personnel expenses of $281,005, professional fees of $125,239 and license expenses of $214,216. These expenses were absorbed as the Company prepares itself for full operations in 2022.

As of December 31, 2021, the Company had assets totaling $753,902 on the balance sheet consisting primarily of $310,562 in cash and $443,340 of Goodwill resulting from the purchase of Title Insurance. Members’ deficit of $509,936 is primarily a result of liabilities in excess of assets, specifically amounts due to a related party of $1,194,687.

Liquidity and Capital Resources

Our Offering Statement on Form 1-A, pursuant to which we offered to sell up to $75,000,000 of Class A interests, was declared effective by the Securities and Exchange Commission in December 2021. As of December 31, 2021, we have raised $334,362 in Class A interests.

To provide more “liquidity” – meaning cash – we might borrow money from banks or other lenders, secured by Mortgage Loans and other property owned by the Company. As a licensed insurance company, AHP Title Insurance would have the ability to borrow from the FHLB.

Affiliates of the Company have advanced approximately $200,000 to the Company to fund the Company’s development. We treat these advances as interest-free loans, payable on demand. We will repay these advances from the proceeds of the Offering.

The Company used approximately $260,000 of capital to acquire Gulf Coast Title Insurance Company. The Company also expects to commit $3,000,000 of capital to capitalize AHP Title Insurance in accordance with requirements of the Mississippi Insurance Department and other state insurance regulators, and another $250,000 to provide working capital.

The Company has committed up to $30 million to fund the Dove Street Partnership, but only in its discretion.

Otherwise the Company does not currently have any capital commitments. We expect to deploy the capital we raise in this Offering as described in “Estimated Use of Proceeds.” Should we need more capital for any reason, we could either sell more Series A Preferred Stock or sell other classes of securities. In selling Series A Preferred Stock or other securities, we might be constrained by the securities laws. For example, we are not allowed to sell more than $75,000,000 of securities using Regulation A during any period of 12 months.

Plan of Operation

Having raised capital in the Offering, the Company intends to operate in the manner described in “Our Company and Business.”

Whether we raise $75,000,000 in the Offering or less, we believe we have access to sufficient capital resources to purchase Gulf Coast Title Insurance Company and begin operating our title insurance business and buying Mortgage Loans. If we raise less than $75,000,000, we will buy fewer Mortgage Loans and build out the title insurance business and the credit improvement business more slowly. In the Company’s opinion, the proceeds of the Offering will satisfy the Company’s cash requirements and the Company does not believe it will be necessary to raise additional funds in the next six months to implement its plan of operations.

Trend Information

Because the Company is a new business, management has not identified any significant recent trends in the Company’s performance. As of the date of this Offering Circular, management is not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on the Company’s net sales or revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the Company’s reported financial information not necessarily to be indicative of future operating results or financial condition, other than the COVID-19 pandemic and other factors described in “Risks of Investing.”

50

DIRECTORS, OFFICERS, AND SIGNIFICANT EMPLOYEES

Names, Ages, Etc.

Name	Age	Position	Term of Office	Approximate House Per Week if Not Full Time*
Jorge Newbery	56	Chief Executive Officer, Chief Financial Officer, and Director of the Company	Mr. Newbery will remain in office until he resigns or is removed.	Full Time
Patrick McLaughlin	59	President and Director of the Company and AHP Title Insurance	Mr. McLaughlin serves on an “at-will” basis.	Full Time
Echeverria Kelly	53	Director of the Company	Ms. Kelly will remain in office until she resigns or is removed.	(Director)

All the foregoing individuals are employees of AHP Servicing unless otherwise indicated.

*This column represents the individual’s full work schedule. Only a portion of the time will be devoted to the businesses of the Company.

Business Experience

Mr. Newbery

Chief Executive Officer, Chief Financial Officer, and Director of the Company

Jorge Newbery founded American Homeowner Preservation, LLC, or “AHP,” in 2008 as a nonprofit organization with a mission of keeping families at risk of foreclosure in their homes. In 2009, AHP transitioned to a for-profit entity, but AHP and the Company continue to operate with a dual purpose: to earn returns for Investors while seeking consensual solutions to help struggling homeowners keep their homes.

Mr. Newbery brings a wealth of real estate and mortgage experience to his role. Mr. Newbery was the President of Budget Real Estate Inc. from 1995 to 2008, where he brokered over 1,000 troubled Department of Housing and Urban Development and real estate owned properties and acquired, renovated and operated over 200 distressed multi-family, single-family and commercial properties.

By 2004, Mr. Newbery owned more than 4,000 apartment units nationwide. Then financial disaster struck in the form of an ice storm on Christmas Eve 2004 which devastated Mr. Newbery’s largest holding, the 1,100 unit Woodland Meadows complex in Columbus, Ohio. Mr. Newbery wound up in extended litigation with the insurer. Although the insurer eventually settled for $32 million, the settlement was too little, too late. Mr. Newbery lost everything and emerged $26 million in debt. The lessons learned from this experience formed the foundation for the establishment of AHP.

From 1992 to 1995, Mr. Newbery co-founded and operated Sunset Mortgage, which specialized in obtaining loans for homeowners faced with challenging credit hurdles.

51

Summary from 2017 to the present:

Name of Organization	American Homeowner Preservation LLC and its affiliates
Title	Founder Chief Executive Officer Member of Board of Directors
Dates	2009 - Present
Duties and Responsibilities	As the Founder and CEO of the AHP family of companies, Mr. Newbery has participated and in and directed every aspect of corporate management, including capital formation, human resources, strategic planning, financial management, business development, and operations.

Patrick McLaughlin

President and Director of the Company and AHP Title Insurance

From 2013 to 2019, Pat was Managing Director of RockTop Partners, LLC, an alternative investment manager that specializes in distressed consumer credit markets and Managing Director at Ursus Holdings, LLC, which provides title curative services, consulting, investment services, analytics, and legal services to the mortgage Industry.

Prior to that, Pat was President of First American Mortgage Services, the primary provider of national title solutions for residential mortgage originators and servicers. Pat’s responsibilities included business development, operational management, expansion of strategic partnerships, and financial reporting in the lender’s services segment. Pat served in a variety of roles at First American over a 25-year period. Pat holds a bachelor’s degree from the University of California, Los Angeles, a Juris Doctor from the University of San Francisco, and is also a member of the State Bar of California.

Summary from 2017 to the present:

Name of Organization	AHP Title Holdings LLC
Title	President
Dates	April 2020- Present
Duties and Responsibilities	Oversee the acquisition and re-licensing of AHP Title Insurance Inc.

Name of Organization	AHP Servicing LLC
Title	VP
Dates	April 2019 – April 2020
Duties and Responsibilities	Develop and begin to implement a strategy to acquire and operate a title insurance company, and integrate into existing AHP operations and strategy.

Name of Organization	RockTop Partners/Ursus Holdings LLC
Title	Managing Director
Dates	October 2013 – April 2019
Duties and Responsibilities	Manage the acquisition of mortgages with defects (title, compliance, etc.), and execute on curing defects.

52

Echeverria Kelly

Director of the Company

Ms. Kelly earned her BA from Claremont McKenna College and her MS from the University of Illinois at Urbana-Champaign.

Ms. Kelly is a principal and minority owner of AHP, which owns all the Common Shares of the Company. Ms. Kelly has contributed to AHP since its founding, most recently as Chief Operating Officer from September 2013 through March 2018.

Summary from 2017 to the Present:

Name of Organization	American Homeowner Preservation LLC and its affiliates
Titles	Vice President of Human Resources and Administration Member of Board of Directors Chief Operations Officer
Dates	October 2013 - Present
Duties and Responsibilities	As a member of the Board of Directors, Ms. Kelly has shared responsibility to oversee all aspects of the operations of multiple companies and businesses. She has also been responsible for human resources functions and, from October 2013 until March 2018, oversight of all day-to-day activities.

Family Relationships

Mr. Newbery and Ms. Kelly are married. There are no other family relationships among the directors, executive officers and significant employees of the Company.

Ownership of Related Entities

Mr. Newbery (80%) and Ms. Kelly (20%) own all the issued and outstanding stock of AHP. They also own an interest in, and control, AHP Servicing.

Legal Proceedings

Within the last five years, no director, executive officer or significant employee of the Company has been convicted of, or pleaded guilty or no contest to, any criminal matter, excluding traffic violations and other minor offenses.

Within the last five years, no director, executive officer or significant employee of the Company, no partnership of which a director, executive officer or significant employee was a general partner, and no corporation or other business association of which a director, executive officer or significant employee was an executive officer, has been a debtor in bankruptcy or any similar proceedings.

53

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this Offering Circular, no one has received any compensation from the Company. The table below presents the anticipated annual compensation of each of the three highest paid executive officers and directors of the Company for the Company’s first full fiscal year of operation:

Name	Capacity in which Compensation is Paid	Cash Compensation	Other Compensation	Total Compensation
Patrick McLaughlin	President of Company and AHP Title Insurance	$250,000/year	None	$250,000/year
Jorge Newbery	Chief Executive Officer and Chief Financial Officer of Company	$100,000/year	None	$100,000/year

All these individuals will work for the Company on a part-time basis.

The Company’s Directors do not receive additional compensation for their service on the Board or attendance at Board meetings.

The Company does not have any ongoing plan or arrangement regarding future compensation of directors or executive officers.

54

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of May 31, 2022, the Company’s outstanding equity consists of 1,000,000 shares of Common Stock and 33,436 shares of Series A Preferred Stock. The Common Shares are owned as follows:

Common Shares

Name of Owner	Number of Shares Owned	Percent of Class Owned
American Homeowner Preservation, Inc.	1,000,000	100%

American Homeowner Preservation, Inc. is owned 80% by Mr. Newbery and 20% by Ms. Kelly.

NOTE: Holders of the Company’s Common Shares do not have the right to vote. Under the LLC Agreement, management of the Company is vested in its Board of Directors, which is controlled by Mr. Newberry.

RELATED PARTY TRANSACTIONS

The Company has entered into, or will enter into, the following transactions with related parties:

•	American Homeowner Preservation, Inc. owns all the Common Shares of the Company.

•	Jorge P. Newbery controls the Board of Directors of the Company.

•	AHP Title Insurance will enter into a loan servicing agreement with AHP Servicing, LLC. See “Our Company and Business – Our Mortgage Loan Business – Loan Servicing.”

•	Jorge P. Newbery is a Partner in Activist Legal LLP, a law firm based in Washington D.C. (Although Mr. Newbery is not a lawyer, Washington D.C. permits non-lawyers to be partners in law firms.) The firm represents creditors in several states and seeks to achieve consensual resolutions of delinquent Mortgage Loans and avoid litigation whenever possible. AHP Title Insurance may engage Activist Legal to represent it in loan workout, foreclosure, bankruptcy and related matters in connection with its business. In doing so, Activist Legal will typically charge AHP Title Insurance (and its other clients) flat rates allowable under Fannie Mae rules. Hourly work is billed at $150 per hour.

•	The Company has performed title searches for AHP Servicing and received approximately $80,231 as compensation for such searches.

•	Mr. Newbery and other entities he controls have funded the Company’s cash flow needs through informal advances to the Company and capital contributions. As of December 31, 2020, $220,000 has been advanced to the Company under this arrangement, of which $208,337 is outstanding as of December 31, 2020. The balances bear no interest and are considered payable on demand.

By “related party” we mean:

•	Any Director, Executive Officer, or Significant Employee of the Company;

•	Any person who has been nominated as a Director of the Company;

•	Any person who owns more than 10% of the voting power of the Company; and

•	An immediate family member of any of the foregoing.

55

FINANCIAL STATEMENTS

AHP Title Holdings, LLC

Financial Statement and Independent Auditor’s Report

December 31, 2020

AHP Title Holdings, LLC

Financial Statement and Independent Auditor’s Report

December 31, 2021

56

To the Members of

AHP Title Holdings, LLC

Chicago, Illinois

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of AHP Title Holdings, LLC (the “Company”) which are comprised of the balance sheet as of December 31, 2020, and the related statements of operations, changes in members’ deficit, and cash flows for the period from March 26, 2020 (inception) to December 31, 2020, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from March 26, 2020 (inception) to December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company is a business that has not yet generated profits or significant revenues since inception, has sustained net losses of $376,147 for the period from March 26, 2020 (inception) to December 31, 2020, has negative cash flows from operations during the period ended December 31, 2020, and lacks liquid assets to fund its future operations with $7,359 of cash as of December 31, 2020. To date, there have been no revenue transactions with entities outside common control. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-1

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

• Exercise professional judgment and maintain professional skepticism throughout the audit.

• Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

March 19, 2021

F-2

AHP Title Holdings, LLC

BALANCE SHEET

As of December 31, 2020

ASSETS
Current Assets:
Cash and cash equivalents	$7,359
Due from a related party	7,400
Prepaid expenses	10,000
Total Current Assets	24,759

TOTAL ASSETS	$24,759

LIABILITIES & MEMBERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$43,374
Due to a related party	208,337
Total Current Liabilities	251,711

Total Liabilities	251,711

Members’ Deficit:	(226,952)

TOTAL LIABILITIES & MEMBERS’ DEFICIT	$24,759

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of this financial statement.

F-3

AHP Title Holdings, LLC

STATEMENT OF OPERATIONS

For the period from March 26, 2020 (inception) to December 31, 2020

Revenues, related party	$80,231
Cost of revenues	62,846
Gross profit	17,385

Operating expenses:
General and administrative	393,532
Total operating expenses	393,532

Loss from operations	(376,147)

Net loss	$(376,147)

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of this financial statement.

F-4

AHP Title Holdings, LLC

STATEMENT OF CHANGES IN MEMBERS’ DEFICIT

For the period from March 26, 2020 (inception) to December 31, 2020

Total Members’ Deficit
Balance at March 26, 2020 (inception)	$–
Members’ contributions	149,195
Net loss	(376,147)
Balance at December 31, 2020	$(226,952)

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of this financial statement.

F-5

AHP Title Holdings, LLC

STATEMENT OF CASH FLOWS

For the period from March 26, 2020 (inception) to December 31, 2020

Cash Flows from Operating Activities
Net Loss	$(376,147)
Adjustment to reconcile net loss to net cash used in operating activities
Increase in due from a related party
Increase in prepaid taxes	(7,400)
Increase in accounts payable	(10,000)
Net cash used in operating activities	43,374
(350,173)
Cash Flows from Financing Activities
Advances from related parties, net	208,337
Members’ contribution	149,195
Net cash provided by financing activities	357,532

Net change in cash	7,359

Cash at beginning of period	–
Cash at end of period	$7,359

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of this financial statement.

F-6

AHP Title Holdings, LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from March 26, 2020 (inception) to December 31, 2020

NOTE 1: ORGANIZATION AND NATURE OF OPERATIONS

AHP Title Holdings, LLC (the “Company”) was formed on March 26, 2020 as a Delaware limited liability company. The Company was formed as holding company of AHP Title Direct, Inc. (“AHP Direct”), which is organized primarily to engage in business of selling, underwriting, and providing title insurance to third parties, and other activities, including investing in real estate assets, borrowing and lending of money to make real estate loans or other investments.

As of December 31, 2020, the Company has not commenced planned full-scale principal operations nor generated a significant amount of revenue. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations or failing to operate the business profitably.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in United States of America (“GAAP”) and are stated in U.S. dollars.

The Company adopted the calendar year as its basis for reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents and Concentration of Cash Balance

The Company considers cash equivalents to be short-term, highly liquid investments, such as money market funds that are readily convertible to known amounts of cash and so near their maturity that they present insignificant risk of changes in value due to changes in interest rates, which generally includes only investments with original maturities of three months or less.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 – Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques, and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

F-7

AHP Title Holdings, LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from March 26, 2020 (inception) to December 31, 2020

Revenue and Cost Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

The Company generally recognizes its revenue at the time its services are performed and performance obligations are satisfied. Through December 31, 2020, all revenue were with related party entities (see Note 4).

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements.

Income from the Company is reported and taxed to the members on their individual tax returns. The Company accounts for income taxes under FASB ASC 740, Income Taxes. FASB ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. FASB ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. FASB ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not yet generated profits or significant revenues since inception, has sustained net losses of $376,147 for the period from March 26, 2020 (inception) to December 31, 2020, has negative cash flows from operations during the period ended December 31, 2020, and lacks liquid assets to fund its future operations with $7,359 of cash as of December 31, 2020. To date, there have been no revenue transactions with entities outside common control. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

AHP Title Holdings, LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from March 26, 2020 (inception) to December 31, 2020

NOTE 4: RELATED PARTY TRANSACTIONS

Since inception, the Company’s founder and related party entities under common control have funded the Company’s cash flow needs through informal advances to the Company and capital contributions. As of December 31, 2020, $220,000 has been advanced to the Company under this arrangement, of which $208,337 is outstanding as of December 31, 2020. The balances bear no interest and are considered payable on demand.

The Company also generates revenue through title revenues earned from related parties. As of December 31, 2020, title revenues from related parties amounted to $80,231, of which $7,400 is outstanding as of December 31, 2020.

See Note 5 for discussion of additional related party transactions.

NOTE 5: MEMBERS’ DEFICIT

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

Pursuant to the Company’s amended limited liability company agreement in December 2020, the Company’s interests are divided into two classes: Common Shares and Investor Shares. The Company has 20,000,000 total authorized Shares, including 1,000,000 Common Shares and 19,000,000 Investor Shares. The Board may divide the Investor Shares into one or more classes.

In December 2020, the Board designated 7,500,000 Investor Shares as Series A Preferred Stock. The Series A Preferred Stock are entitled to a 7% compounded preferred return. The Company’s assets are to be distributed first to the Series A Preferred Return, second to the unreturned capital on Series A Preferred Stock, and third any remaining net assets are to be distributed to the holders of Common Shares. Series A Preferred Stock do not have voting rights. Holders of Series A Preferred Stock may request repurchase of their shares in the amount of the unreturned investment and a reduced preferred return depending on the time held, with approval of such subject to the Company’s discretion. As of December 31, 2020, no Investor Shares have been issued.

The Company has named American Homeowner Preservation LLC as its manager and has issued 100% of its Common Shares to American Homeowner Preservation, Inc.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605 – Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative-effect adjustment at the date of initial application. The Company adopted this new standard effective on its inception date.

F-9

AHP Title Holdings, LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from March 26, 2020 (inception) to December 31, 2020

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on its financial reporting and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying balance sheet. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

On July 24, 2020, AHP Title Holdings, LLC entered into a definitive agreement to purchase Gulf Coast Title Insurance Company from Agents National Title Insurance Company for a purchase price of $750,000. A condition precedent to close was to get State of Alabama Department of Insurance approval (received November 30, 2020), to rename Gulf Coast Title Insurance Company as AHP Title Direct, Inc. and to re-domesticate AHP Title Direct, Inc. from Alabama to Mississippi. The Mississippi Department of Financial Regulation is currently reviewing AHP Title Holdings LLC’s petitions to rename and re-domesticate with a hearing anticipated in May 2021. Once approved, the purchase can be closed.

Upon the close of the purchase of Gulf Coast Title Insurance Company, it is the intent of company to enter into an existing mortgage servicing agreement with AHP Servicing, LLC by joinder. AHP Servicing shares common ownership with AHP Title Holdings, LLC through the ownership interests of Jorge Newbery and Echeverria Newbery.

Management has evaluated subsequent events through March 19, 2021, the date the financial statement was available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-10

Report of Independent Auditor

To the Members

AHP Title Holdings LLC

Chicago, Illinois

Opinion

We have audited the accompanying consolidated financial statements of AHP Title Holdings LLC (collectively, the “Company”), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations, members’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

cbh.com

F-11

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Rockville, Maryland

April 22, 2022

F-12

AHP TITLE LLC

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2021

ASSETS
Current Assets:
Cash and cash equivalents	$310,562
Goodwill	443,340
Total Assets	$753,902

LIABILITIES AND MEMBER'S DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$69,151
Due to a related party	1,194,687
Total Liabilities	1,263,838

Members' Deficit	(509,936)

Total Liabilities and Members' Deficit	$753,902

The accompanying notes to the financial statements are an integral part of this statement.

F-13

AHP TITLE LLC

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2021

Fee Income	$18,555

Expenses:
Personnel expenses	281,005
Information technology and communications	2,499
Professional fees	125,239
Licenses	214,216
Travel and entertainment	15,387
Interest expense	47,306
Other expenses	1,514
Total Expenses	687,166
Net Loss	$(668,611)

The accompanying notes to the financial statements are an integral part of this statement.

F-14

AHP TITLE LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2021

Cash flows from operating activities:
Net loss	$(668,611)
Adjustments to reconcile net loss to net cash flows from operating activities:
Changes in assets and liabilities:
Prepaid expenses	10,000
Accounts payable and accrued expenses	25,777
Net cash used in operating activities	(632,834)

Cash flows from investing activities:
Acquisition of a subsidiary, net of cash acquired	(443,340)
Net cash used in investing activities	(443,340)

Cash flows from financing activities:
Advances from related parties, net	993,750
Members' contribution	385,627
Net cash provided by financing activities	1,379,377

Change in cash	303,203
Cash, beginning of year	7,359
Cash, end of year	$310,562

The accompanying notes to the financial statements are an integral part of this statement.

F-15

AHP TITLE LLC

CONSOLIDATED STATEMENT OF MEMBERS’ DEFICIT

YEAR ENDED DECEMBER 31, 2021

	Common Units	Series A Preferred Units	Total

Balance, January 1, 2021	$(226,952)	$–	$(226,952)
Member contributions	51,295	334,332	385,627
Net loss	(550,511)	(118,100)	(668,611)
Balance, December 31, 2021	$(726,168)	$216,232	$(509,936)

The accompanying notes to the financial statements are an integral part of this statement.

F-16

AHP TITLE LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2021

Note 1—Nature of the Organization

AHP Title Holdings LLC (the “AHP Title”) was formed on March 26, 2020, as a Delaware limited liability company.

On December 31, 2021, AHP Title purchased Gulf Coast Title Insurance Company (“GCTI”) an Alabama corporation engaged in the business of selling, underwriting, and providing title insurance to third parties, and other activities, including investing in real estate assets, borrowing, and lending of money to make real estate loans or other investments. On January 1, 2022, GCTI changed its name to AHP Title Direct, Inc. and later re-domesticated to Mississippi . Upon domestication to Mississippi, AHP Title Direct Inc was renamed AHP Title Insurance Company Inc. to comply with Mississippi regulations.

Note 2—Summary of significant accounting policies

Basis of Accounting and Principles of Consolidation– The consolidated financial statements include AHP Title and its wholly-owned subsidiary, GCTI, together referred to as the “Company”. Intercompany transactions and balances are eliminated in consolidation. The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These consolidated financial statements are presented on the accrual basis of accounting in accordance with

U.S. GAAP, whereby, revenues are recognized in the period earned and expenses when incurred.

Use of Estimates – The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates that affect certain reported amounts and disclosures. The Company is subject to uncertainty of future events; economic, environmental, and political factors; and changes in the business environment; therefore, actual results could differ from estimates. Accordingly, accounting estimates used in the preparation of the consolidated financial statements will change as new events occur, more experience is acquired, additional information is obtained, and the Company’s operating environment changes. Changes are made in estimates as circumstances warrant. Such changes in estimates are reflected in the consolidated financial statements.

Cash and Cash Equivalents – Cash and cash equivalents consist of cash held in bank deposit accounts and short-term, highly-liquid investments with original maturities of 90 days or less. The Company maintains its cash on deposit with a well-established and widely known bank headquartered in the state of Ohio, which management considers to be financially stable and creditworthy. Deposited cash balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Goodwill – Goodwill arises from business combinations and is determined as the excess of the fair value of the consideration transferred over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill acquired in a business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually or more frequently if events and circumstances exist that indicate a goodwill impairment test should be performed. At December 31, 2021, management evaluated goodwill and determined that no impairment exists.

Fair Value of Other Financial Instruments – Due to their short-term nature, the carrying value of cash and cash equivalents, accounts receivable and servicing advances, receivables from related parties, accounts payable, accrued expenses, and notes payable approximate their fair value at December 31, 2021.

F-17

AHP TITLE LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2021

Note 2—Summary of significant accounting policies (continued)

Revenue Recognition – FASB ASC 606, Revenue from Contracts with Customers (“ASC 606”), establishes principles for reporting information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

The Company generally recognizes its revenue at the time its services are performed and performance obligations are satisfied. Through December 31, 2021, all revenue was with related party entities. (See Note 4.)

Fee Income – Fee income represents placement fees for title insurance services for a related party. Fee income is recognized as title insurance is issued and the performance obligation is completed.

Income Taxes – The Company has elected to be taxed as a partnership under the Internal Revenue Code. Accordingly, no federal income tax provision and state income taxes, to the extent possible, have been recorded in the consolidated financial statements, as all items of income and expense generated by the Company are reported on the members’ personal income tax returns. The Company has no federal or state tax examinations in process as of December 31, 2021.

Note 3—Goodwill

Goodwill represents the fair value of consideration transferred over the fair value of assets acquired in the purchase of GCTI on December 31, 2021.

Below is a summary of the acquisition transaction:
Purchase price for GCTI	$750,000
Fair value of assets acquired:
Cash	306,660
Consideration in excess of fair value of acquired assets - Goodwill	$443,340

Note 4—Related party transactions

In 2021, the Company executed a shared services agreement with AHP Servicing LLC (“Servicing”) whereby the Company is provided certain duties from Servicing in exchange for payment. These duties include accounting and financial reporting functions, human resources activities, informational technology services, legal services, and investor relations support. Additionally, the agreement calls for the repayment of shared expenses or expenses paid on behalf of the related party by the Company. The shared services agreements bears interest at 11% and is due in full on the maturity date of the agreement, December 1, 2022. The total amount due to Servicing is $1,194,687 and is included in the due to a related party at December 31, 2021.

The Company also generates revenue through title revenues earned from Servicing. During the year ended December 31, 2021, revenues were earned from related parties in the amount of $18,555, of which no accounts receivable remains outstanding as of December 31, 2021.

F-18

AHP TITLE LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2021

Note 5—Members’ deficit

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

Pursuant to the Company’s amended limited liability company agreement in December 2020, the Company’s interests are divided into two classes: Common Shares and Investor Shares. The Company has 20,000,000 total authorized shares, including 1,000,000 Common Shares and 19,000,000 Investor Shares. The board may divide the Investor Shares into one or more classes.

In December 2020, the board designated 7,500,000 Investor Shares as Series A Preferred Stock. The Series A Preferred Stock are entitled to a 7% compounded preferred return. The Company’s assets are to be distributed first to the Series A Preferred Return, second to the unreturned capital on Series A Preferred Stock, and third any remaining net assets are to be distributed to the holders of Common Shares. Series A Preferred Stock do not have voting rights. Holders of Series A Preferred Stock may request repurchase of their shares in the amount of the unreturned investment and a reduced preferred return depending on the time held, with approval of such subject to the Company’s discretion. As of December 31, 2021, no Investor Shares have been issued.

The Company has named American Homeowner Preservation LLC as its manager and has issued 100% of its Common Shares to American Homeowner Preservation, Inc.

Note 6—Subsequent events

Management has evaluated subsequent events through April 22, 2022, the date on which the consolidated financial statements were available to be issued.

F-19

GLOSSARY OF DEFINED TERMS

AHP	American Homeowner Preservation, Inc., a Delaware corporation.
AHP Servicing	AHP Servicing, LLC, a Delaware limited liability company.
AHP Title Insurance	AHP Title Insurance Company, Inc., a Mississippi corporation.
ANTIC	Agents National Title Insurance Company.
ANTIC Agreement	The agreement between AHP Title Insurance and ANTIC captioned “Master Services Agreement” and dated July 24, 2020
Authorizing Resolution	The Authorizing Resolution dated December 18, 2020, establishing the Series A Preferred Stock.
Code	The Internal Revenue Code of 1986, as amended (i.e., the federal tax code).
Common Shares	The Common Shares authorized by the LLC Agreement.
Company	AHP Title Holdings, LLC a Delaware limited liability company.
Dove Street	Dove Street Housing Foundation, a California nonprofit public benefit corporation.
Dove Street Partnership	DS AHP Title Holdings LP, a California limited partnership.
Dove Street Partnership Agreement	The Limited Partnership Agreement of the Dove Street Partnership.
FHLB	The Federal Home Loan Bank system.
Gulf Coast Purchase Agreement	The agreement between the Company and ANTIC captioned “Stock Purchase Agreement” whereby the Company agreed to purchase all the issued and outstanding stock of Gulf Coast Title Insurance Company.
Investor	Anyone who purchases Series A Preferred Stock in the Offering.
LLC Agreement	The agreement by and among the Company and all of its members captioned “First Amended and Restated Limited Liability Company Agreement” and dated December 18, 2020.
Mortgage Loans	Loans secured by a mortgage on residential real estate.
Non-Public Program	The offerings of securities by Series 2013C, Series 2013D, Series 2014A, and Series 2014B of American Homeowner Preservation, LLC.
Offering	The offering of Series A Preferred Stock to the public, pursuant to this Offering Circular.
Offering Circular	The Offering Circular you are reading right now, which includes information about the Company, the Company, and the Offering.
Preferred Stock	The Company’s Preferred Stock.
Program	Offerings conducted by an affiliate of the Company for the purpose of investing in Mortgage Loans.
Public Programs	The offering of securities by American Homeowner Preservation 2015A+, LLC and AHP Servicing, LLC.
Regulations	Regulations issued under the Code by the Internal Revenue Service.
Servicing Agreement	The agreement between the Company and AHP Servicing captioned “Residential Mortgage Special Servicing Agreement.”
Series A Preferred Return	A compounded annual return of 7% on the balance of each Investor’s unreturned investment.
Series A Preferred Stock	The interests in the Company that are being offered to the public in the Offering.
Servicing Agreement	The loan servicing agreement between AHP Title Insurance and AHP Servicing.
Platform	The Internet site located at www.AHPTitle.com.
Shares	The limited liability company interests offered as Series A Preferred Stock.
Surplus Notes	Unsecured obligations of AHP Title Insurance that are subordinated to the claims of policyholders and creditors, where payment of both interest and principal are subject to the approval of the Mississippi Department of Insurance.
Trust	American Homeowner Preservation Trust, a Delaware Statutory Trust.
U.S. Bank	U.S. Bank Trust National Association.

F-20

FORM 1-A

Regulation A Offering Statement

Part III – Exhibits

Post Qualification Amendment No. 1

AHP Title Holdings LLC

440 S. LaSalle Street, Suite 1110

Chicago, Illinois 60605

(866) AHP-TEAM

www.ahptitle.com

June 23, 2022

The following Exhibits are filed as part of this Offering Statement:

Exhibit 1A-2A	Certificate of Formation of the Company filed with the Delaware Secretary of State on March 26, 2020.*
Exhibit 1A-2B	First Amended and Restated Limited Liability Company Agreement dated December 18, 2020.*
Exhibit 1A-2C	Authorizing Resolution dated December 18, 2020.*
Exhibit 1A-4	Form of Investment Agreement.*
Exhibit 1A-6A	Servicing Agreement between AHP Title Insurance and AHP Servicing.*
Exhibit 1A-6B	Amended and Restated Trust Agreement dated October 29, 2014.*
Exhibit 1A-6C	Amendment No. 1 to Amended and Restated Trust Agreement.*
Exhibit 1A-6D	Series Addendum Establishing Series “AHP Title Insurance”*
Exhibit 1A-6E	Master Services Agreement between AHP Title Insurance and ANTIC.*
Exhibit 1A-6F	Gulf Coast Purchase Agreement.*
Exhibit 1A-6G	Extension of Master Services Agreement between AHP Title Insurance and ANTIC.*
Exhibit 1A-6H	Dove Street Partnership Agreement.*
Exhibit 1A-11A	Consent of Artesian CPA, LLC.
Exhibit 1A-11B	Consent of Cherry Bekaert LLP.
Exhibit 1A-12	Legal Opinion of Lex Nova Law LLC.*
Exhibit 1A-15.1	Letter to SEC dated 06/22/2022

*Previously Filed.

F-21

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 23, 2022.

AHP TITLE HOLDINGS LLC

By: /s/ Jorge P. Newbery
Jorge P. Newbery, Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jorge P. Newbery	June 23, 2022
Jorge Newbery, CEO, Chief Financial Officer, and Director

/s/ Patrick McLaughlin	June 23, 2022
Patrick McLaughlin, President and Director

/s/ Echeverria Kelly	June 23, 2022
Director

F-22